Filed Pursuant to Rule 424(b)(5)
Registration No. 333-207757

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Supplement Dated August 9, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 7, 2017)

$

McCormick & Company, Incorporated

$                 % Notes due 20

$                 % Notes due 20

$                 % Notes due 20

$                 % Notes due 20

We are offering $             million aggregate principal amount of         % Notes due 20     (the “20     notes”), $            million aggregate principal amount of         % Notes due 20     (the “20     notes”), $            million aggregate principal amount of     % Notes due 20     (the “20     notes”) and $            million aggregate principal amount of     % Notes due 20     (the “20     notes” and, together with the 20     notes, the 20     notes and the 20     notes, the “notes”).

We will pay interest on the notes semi-annually in arrears on                  and                 of each year, beginning on                 , 2018. The 20     notes will mature on                 , 20     . The 20     notes will mature on                 , 20     . The 20     notes will mature on                 , 20     . The 20     notes will mature on                 , 20     . The notes of each series will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes of each series in whole or in part at any time or from time to time at the applicable redemption price set forth in this prospectus supplement under the section entitled “Description of Notes—Optional Redemption.”

On July 18, 2017, we entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with The R.T. French’s Food Group Limited, a private limited company incorporated in England and Wales, Reckitt Benckiser LLC, a Delaware limited liability company, and Reckitt Benckiser Group plc. Pursuant to the terms and conditions of the Acquisition Agreement, at the closing, McCormick will acquire 100% of the outstanding equity interests of the Acquired Business (as defined herein), which we refer to as the “Acquisition.” Although we intend to use the net proceeds from this notes offering to pay a portion of the consideration for the Acquisition and to pay related fees and expenses, this notes offering is not contingent on the consummation of the Acquisition. However, if the closing of the Acquisition has not occurred on or prior to (i) April 18, 2018, or (ii) if, prior to such date, the Acquisition Agreement is terminated, we will be obligated to redeem all of the notes on the special mandatory redemption date (as defined herein) at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.” The notes may also be redeemed at our option, in whole but not in part, at any time before April 18, 2018, at a redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the notes being redeemed to, but excluding, the date of such redemption, if we determine, in our judgment, the Acquisition will not be consummated on or before April 18, 2018 (the “Special Optional Redemption”). See “Description of Notes—Special Optional Redemption.” The proceeds from this notes offering will not be deposited into an escrow account and you will not receive a security interest in such proceeds.

If a Change of Control Triggering Event occurs, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, as described under the heading “Description of Notes—Change of Control Redemption.”

The notes will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Per 20 Note		Total	Per 20 Note		Total	Per 20 Note		Total	Per 20 Note		Total
Public offering price(1)		%	$		%	$		%	$		%	$
Underwriting discount		%	$		%	$		%	$		%	$
Proceeds, before expenses, to McCormick(1)		%	$		%	$		%	$		%	$

(1)	Plus accrued interest, if any, from , 2017, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the account of its participants, including Euroclear Bank S.A./N.V. as operator of the Euroclear system, and Clearstream Banking, société anonyme, on or about                 , 2017.

Joint Book-Running Managers for the 20     Notes and the 20     Notes

BofA Merrill Lynch	Credit Suisse	Wells Fargo Securities
SunTrust Robinson Humphrey		US Bancorp

Joint Book-Running Managers for the 20     Notes

BofA Merrill Lynch	Credit Suisse	Wells Fargo Securities
BNP PARIBAS		SunTrust Robinson Humphrey

Joint Book-Running Managers for the 20     Notes

BofA Merrill Lynch	SunTrust Robinson Humphrey	Wells Fargo Securities
BNP PARIBAS		US Bancorp

The date of this prospectus supplement is                 , 2017.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the notes that we are currently offering. Generally, the term “prospectus” refers to both parts combined.

You should read this prospectus supplement along with the accompanying prospectus. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus which we deliver to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information provided by this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus that we may authorize or provide is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates. The notes are being offered and sold only in jurisdictions where offers and sales are permitted.

If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

References to “McCormick,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus are to McCormick & Company, Incorporated and its consolidated subsidiaries or, as the context may require, McCormick & Company, Incorporated only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

Forward-looking statements include, but are not limited to, statements concerning our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, the Acquisition and the timing and financing thereof, the ability to obtain regulatory approvals and meet other closing conditions for the Acquisition, certain transition services expected to be received in connection with the Acquisition and our ability to realize anticipated cost savings and other benefits from the Acquisition and to recover Acquisition-related costs, and similar matters.

These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements.

In some cases, you can identify forward-looking statements by our use of forward-looking words such as “may,” “will,” “would,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “project,” “potential” or “intend.” You should be aware that these statements are based on our views, expectations and assumptions at the time. Actual events or results may differ substantially.

Important factors that could cause our actual results to be materially different from our forward-looking statements include:

•	damage to our reputation or brand name, loss of brand relevance;

•	increased use of private label or other competitive products;

S-i

•	product quality, labeling or safety concerns;

•	negative publicity about our products;

•	business interruptions due to natural disasters or unexpected events;

•	actions by, and the financial condition of, competitors and customers;

•	our ability to achieve expected and/or needed cost savings or margin improvements;

•	negative employee relations;

•	increased consolidation of our customers and the broader industry could present a challenge to margin growth and profitability;

•	issues affecting our supply chain and raw materials, including fluctuations in the cost and availability of raw and packaging materials;

•	governmental regulation, and changes in legal and regulatory requirements and enforcement practices;

•	global economic and financial conditions generally, including the availability of financing, and interest and inflation rates;

•	the investment return on retirement plan assets, and the costs associated with pension obligations;

•	foreign currency fluctuations;

•	the stability of credit and capital markets;

•	the impact that a downgrade in our credit ratings may have on our business;

•	risks associated with our information technology systems, and the threat of data breaches and cyber attacks;

•	fundamental changes in tax law;

•	volatility in our effective tax rate;

•	climate change;

•	infringement of our intellectual property rights, and those of customers;

•	litigation, legal and administrative proceedings;

•	the lack of successful acquisition and integration of new businesses, including issues or delays in the successful integration of the Acquired Business’ operations, systems and personnel with those of McCormick, including incurring or experiencing unanticipated costs, liabilities and/or delays or difficulties;

•	risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals;

•	failure to retain key management and employees of the Acquired Business;

•	difficulties or delays in the successful transition of the Acquired Business’ information technology systems to those of McCormick;

•	future levels of revenues being lower than expected and costs being higher than expected;

•	failure or inability to implement growth strategies in a timely manner;

•	unfavorable reaction to the Acquisition by customers, competitors, suppliers and employees; and

•	other factors discussed in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein or therein under the caption “Risk Factors.”

S-ii

We caution you that any forward-looking statements made by us are not guarantees of future performance. You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, any free-writing prospectus, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere might not occur.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes, before making an investment decision.

Our Company

We are a global leader in flavor, with the manufacturing, marketing and distribution of spices, seasoning mixes, condiments and other flavorful products to the entire food industry. Customers range from retailers and food manufacturers to food service businesses. Our major sales, distribution and production facilities are located in North America, Europe and China. Additional facilities are based in Australia, Mexico, India, Singapore, Central America, Thailand and South Africa. In fiscal year 2016, 42% of our sales were generated in foreign countries.

We sell to retailers, including grocery, mass merchandise, warehouse clubs, discount and drug stores, as well as food manufacturers and the foodservice industry (both directly and through distributors) under the McCormick® brand and a variety of brands around the world, including Lawry’s®, Zatarain’s®, Simply Asia®, Thai Kitchen®, Ducros®, Vahiné®, Schwartz®, Club House®, Kamis®, Kohinoor®, DaQiao®, Drogheria & Alimentari®, Stubb’s®, OLD BAY®, Kitchen Basics®, Gourmet Garden®, Brand Aromatics™ and Giotti™.

As of November 30, 2016, we had a worldwide workforce of approximately 10,500 full-time employees. Our principal executive offices are located at 18 Loveton Circle, Sparks, Maryland 21152 (telephone: 410 771 7301).

Recent Developments

Acquisition of Food Business of Reckitt Benckiser

On July 18, 2017, we entered into the Acquisition Agreement with The R.T. French’s Food Group Limited, a private limited company incorporated in England and Wales, Reckitt Benckiser LLC, a Delaware limited liability company (together with The R.T. French’s Food Group Limited, the “Sellers”), and Reckitt Benckiser Group plc (“Sellers’ Parent”).

Pursuant to the terms and conditions of the Acquisition Agreement, at the closing, we will acquire 100% of the outstanding equity interests of each of (i) The French’s Food Company LLC, a Delaware limited liability company (“French’s US”), (ii) The French’s Food Company, Inc., a Canadian corporation (“French’s Canada”), (iii) The R.T. French’s Food Company Limited, a private limited company incorporated in England and Wales (“French’s UK”), and (iv) Tiger’s Milk LLC, a Delaware limited liability company (“Tiger’s Milk”, and together with French’s US, French’s Canada and French’s UK, the “Acquired Business”). The aggregate purchase price payable by us is $4.2 billion in cash, subject to customary purchase price adjustments related to the amount of the Acquired Business’s cash, debt, net working capital, and transaction expenses as described in the Acquisition Agreement.

The Acquisition Agreement contains customary representations, warranties, and covenants of the Sellers, Sellers’ Parent, and us. From the date of the Acquisition Agreement until the closing of the transaction, the Sellers are required to operate the Acquired Business’s business in the ordinary course and to comply with certain covenants regarding the operation of the business. The obligations of the Sellers under the Acquisition

Agreement are guaranteed by the Sellers’ Parent. The closing of the transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Acquisition Agreement contains certain termination rights for the Sellers and us, including if the closing does not occur before 5:00 p.m. New York City time on January 18, 2018, subject to certain extension rights. We have agreed to pay Sellers a termination fee of $210 million upon termination of the Acquisition Agreement under specified circumstances relating to the failure to obtain antitrust clearance or a breach by us of our antitrust efforts covenant. Our obligation to consummate the transaction is not subject to any condition related to the availability of financing.

In addition, in connection with entry into the Acquisition Agreement, we and the Sellers have agreed that a subsidiary of Sellers’ Parent and us will enter into a transition services agreement upon the closing of the transaction, pursuant to which the subsidiary of Sellers’ Parent will provide certain services to accommodate the transition of the Acquired Business’s business.

We currently anticipate closing the Acquisition during our 2017 fiscal year.

Acquisition Financing

In addition to this notes offering, we intend to obtain or otherwise incurr additional financing for the Acquisition as follows:

•	Equity Offering. Prior to this notes offering, we offered, by means of a separate prospectus supplement dated August 8, 2017, 5,524,862 shares of our common stock non-voting, no par value (“Common Stock Non-Voting”) (including the option to purchase up to 828,729 additional shares of Common Stock Non-Voting), at the public offering price of $90.50 per share (the “Equity Offering”). For a description of certain of the terms of the Common Stock Non-Voting, see “Description of Equity Securities” in the accompanying prospectus. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any Common Stock Non-Voting being offered in the Equity Offering.

•	Term Loans. On August 7, 2017, we entered into a Term Loan Agreement (the “Term Loan Agreement”) with certain financial institutions as lenders party thereto and Bank of America, N.A. (“Bank of America”), as administrative agent, pursuant to which we intend to incur up to $1.5 billion of additional indebtedness, in the form of three-year and five-year senior unsecured term loans, to fund the Acquisition and pay related fees and expenses. We refer to these term loans in this prospectus supplement as the “Term Loans”.

We refer to the Equity Offering and the Term Loans as the “Other Financing Transactions.” We refer to this notes offering and the Other Financing Transactions as the “Financing Transactions.” In addition to the Financing Transactions, on August 7, 2017, we replaced our existing revolving credit facilities with a $1.0 billion five-year multicurrency revolving credit facility, which included a $50.0 million sublimit for the issuance of standby letters of credit and a $100.0 million sublimit for swingline loans (denominated in U.S. dollars only). We do not expect to draw under this revolving credit facility to fund any portion of the Acquisition.

The completion of this notes offering is not contingent upon the Other Financing Transactions or the Acquisition. However, if the closing of the Acquisition has not occurred on or prior to (i) April 18, 2018, or (ii) if, prior to such date, the Acquisition Agreement is terminated, we will be obligated to redeem all of the notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.” Additionally, we also have the option to redeem the Notes, in whole but not in part, at any time before April 18, 2018, at a redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the notes being redeemed to, but excluding, the date of such redemption, if we determine, in our judgment, the Acquisition will not be consummated on or before April 18, 2018. See “Description of Notes—Special Optional Redemption.”

In connection with our entry into the Acquisition Agreement, we entered into a Senior Unsecured Bridge Credit Agreement, dated August 7, 2017, with certain financial institutions as lenders party thereto and Bank of America, N.A., as administrative agent, pursuant to which Bank of America and the other lenders party thereto agreed to provide a senior unsecured 364-day bridge loan facility (the “Bridge Facility”) of up to $4.2 billion in the aggregate for the purpose of providing the financing necessary to fund all or a portion of the consideration to be paid pursuant to the terms of the Acquisition Agreement and related fees and expenses (the “Bridge Loan Commitment”).

The Bridge Loan Commitment will be reduced on a dollar-for-dollar basis by the following amounts: (i) 100% of the net cash proceeds from the Financing Transactions and (ii) 100% of the commitments provided to us or any of our subsidiaries pursuant to an effective credit agreement or an effective similar definitive agreement (in each case whether or not conditions to funding thereunder have been satisfied or waived) for the incurrence of debt for borrowed money for the purpose of financing the Acquisition. As a result of the Term Loan Agreement becoming effective on August 7, 2017, the Bridge Loan Commitment was reduced to $2.7 billion in the aggregate. Although we do not currently expect to make any borrowings under the Bridge Facility, there can be no assurance that such borrowings will not be made. In that regard, we may be required to borrow under the Bridge Facility if we do not generate sufficient net proceeds from the Financing Transactions to finance the Acquisition and related fees and expenses.

We cannot assure you that we will complete the Acquisition or any of the Other Financing Transactions on the terms contemplated in this prospectus supplement or at all.

About the Acquired Business

The Acquired Business is a leader in the growing U.S. condiments market, with a portfolio of iconic brands and a loyal consumer following. Frank’s RedHot Hot Sauce, French’s Mustard, French’s Crispy Vegetables and Cattlemen’s BBQ Sauce have all captured attractive market share positions in their respective categories. Frank’s RedHot has a passionate consumer following and is the number one brand in its market in the U.S. and Canada, with growth outpacing the category. French’s Mustard is also number one in its category in the U.S. and Canada.

In connection with the Acquisition, Sellers have prepared historical financial information for the food business of Sellers’ Parent (the “Food Business”). The Food Business was historically managed together with certain other financing legal entities which are not being acquired in the Acquisition. Amounts included in the historical financial information related to those entities that are not being acquired as part of the Acquired Business are eliminated as a pro forma adjustment in our unaudited pro forma condensed combined financial information. See “Unaudited Pro Forma Condensed Combined Financial Data.”

The Food Business generated net revenue of $564.2 million, $539.9 million, and $526.9 million for the twelve months ended December 31, 2016, December 31, 2015, and December 31, 2014, respectively. Net sales for the six months ended June 30, 2017 and June 30, 2016, were $264.9 million and $266.2 million, respectively. During the twelve months ended December 31, 2016, December 31, 2015, and December 31, 2014, net income was $134.3 million, $133.7 million, and $100.8 million, respectively. Net income for the six months ended June 30, 2017 and June 30, 2016 was $56.0 million and $48.7 million, respectively.

THE OFFERING

Issuer	McCormick & Company, Incorporated.

Securities Offered	$ aggregate principal amount of % Notes due 20 .

$ aggregate principal amount of % Notes due 20 .

$ aggregate principal amount of % Notes due 20 .

$ aggregate principal amount of % Notes due 20 .

Maturity Date	The 20 notes will mature on , 20 . The 20 notes will mature on , 20 . The 20 notes will mature on , 20 . The 20 notes will mature on , 20 .

Interest Rate	The 20 notes will bear interest at a rate of % per annum. The 20 notes will bear interest at a rate of % per annum. The 20 notes will bear interest at a rate of % per annum. The 20 notes will bear interest at a rate of % per annum.

Interest Payment Dates	Interest on the notes will be paid semi-annually in arrears on and of each year, beginning on , 2018.

Ranking	The notes will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to:

•	any secured indebtedness to the extent of the value of the assets securing that debt; and

•	all indebtedness for money borrowed and other liabilities of our subsidiaries.

Covenants	The indenture governing the notes (the “Indenture”) contains covenants that will limit our ability to:

•	create specified liens securing debt;

•	engage in specified sale-leaseback transactions; and

•	merge, consolidate or transfer our property and assets substantially as an entirety.

These covenants apply to McCormick and, in the case of the limitations on liens and sale-leaseback transactions, to certain of our corporate subsidiaries that own Principal Properties, as defined in the Indenture.

Optional Redemption	In addition to the Special Optional Redemption right described below, at any time prior to the applicable Par Call Date (as defined below), we may redeem any of the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed, and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to the applicable Par Call Date, as defined below (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, in the case of the 20 notes, basis points, in the case of the 20 notes, basis points, in the case of the 20 notes and basis points, in the case of the 20 notes, plus, accrued and unpaid interest thereon to the date of redemption.

On or after the applicable Par Call Date, we may redeem such notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

“Par Call Date” means , 20 ( months prior to their maturity date), in the case of the 20 notes, , 20 ( months prior to their maturity date), in the case of the 20 notes, , 20 ( months prior to their maturity date), in the case of the 20 notes, and , 20 ( months prior to their maturity date), in the case of the 20 notes.

Special Mandatory Redemption	If the closing of the Acquisition has not occurred on or prior to (i) April 18, 2018, or (ii) if, prior to such date, the Acquisition Agreement is terminated, we will be obligated to redeem all of the notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.”

Special Optional Redemption	We have the right to redeem the notes at any time, in whole but not in part, before April 18, 2018, at a redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the notes being redeemed to, but excluding, the date of such redemption, if we determine, in our judgment, the Acquisition will not be consummated on or before April 18, 2018. See “Description of Notes—Special Optional Redemption.”

Change of Control

If a Change of Control Triggering Event occurs, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, as described under the heading “Description of Notes—Change of Control Redemption” in this prospectus supplement.

Sinking Fund	None.

Use of Proceeds	We estimate that the net proceeds to us from the offering to be approximately $ million after deducting the underwriting discount and our estimated offering expenses.

We intend to use the net proceeds from this notes offering together with the net proceeds of the Other Financing Transactions, as well as cash on hand, to finance the Acquisition and to pay related fees and expenses. We intend to use the remaining net proceeds, if any, for general corporate purposes, which may include the repayment at maturity of our outstanding $250 million 5.750% notes due December 15, 2017 (the “5.750% Notes”). See “Use of Proceeds.”

Risk Factors	Investing in the notes involves risk. You should carefully consider all of the other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference. In particular, see “Risk Factors” beginning on page S-14 of this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Summary Consolidated Financial Data of McCormick

The following table contains a summary of our consolidated financial data as of the dates and for the periods indicated. We have derived the summary consolidated financial data as of and for the fiscal years ended November 30, 2014, 2015 and 2016 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2016. We have derived the summary consolidated financial data as of and for the six months ended May 31, 2016 and 2017 from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2017. Our results for the six months ended May 31, 2017 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year. We refer you to those financial statements, accompanying notes and management’s discussion and analysis included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Six Months Ended May 31,		Fiscal Years Ended November 30,
	2017 (unaudited)	2016 (unaudited)	2016	2015	2014
	(In millions except per share data)
Statement of income data
Net sales	$2,158.0	$2,093.5	$4,411.5	$4,296.3	$4,243.2
Cost of goods sold	1,300.4	1,255.7	2,579.8	2,559.0	2,513.0

Gross profit	857.6	837.8	1,831.7	1,737.3	1,730.2
Selling, general and administrative expense	582.5	578.2	1,175.0	1,127.4	1,122.0
Special charges	8.3	5.5	15.7	61.5	5.2

Operating income	266.8	254.1	641.0	548.4	603.0
Interest expense	29.4	27.6	56.0	53.3	49.7
Other income, net	1.3	1.8	4.2	1.1	1.1

Income from consolidated operations before income taxes	238.7	228.3	589.2	496.2	554.4
Income taxes	60.6	57.2	153.0	131.3	145.9

Net income from consolidated operations	178.1	171.1	436.2	364.9	408.5
Income from unconsolidated operations	15.4	16.1	36.1	36.7	29.4

Net income	$193.5	$187.2	$472.3	$401.6	$437.9

Earnings per share – basic	$1.55	$1.47	$3.73	$3.14	$3.37

Earnings per share – diluted	$1.53	$1.46	$3.69	$3.11	$3.34

	At May 31, 2017 (unaudited)	At November 30, 2016	At November 30, 2015
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$130.0	$118.4	$112.6
Trade accounts receivables, net	429.7	465.2	455.2
Inventories, net	779.8	756.3	710.8
Prepaid expenses and other current assets	86.4	81.9	78.8

Total current assets	1,425.9	1,421.8	1,357.4
Property, plant and equipment, net	703.8	669.4	618.4
Goodwill	1,894.8	1,771.4	1,759.3
Intangible assets, net	489.0	424.9	372.1
Investments and other assets	358.6	348.4	365.4

Total assets	$4,872.1	$4,635.9	$4,472.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$656.2	$390.3	$139.5
Current portion of long-term debt	250.6	2.9	203.5
Trade accounts payable	453.1	450.8	411.9
Other accrued liabilities	441.5	578.7	483.7

Total current liabilities	1,801.4	1,422.7	1,238.6
Long-term debt	804.3	1,054.0	1,051.4
Other long-term liabilities	457.0	521.1	495.7

Total liabilities	3,062.7	2,997.8	2,785.7
Shareholders’ Equity
Common stock	409.3	409.7	384.5
Common stock non-voting	693.9	674.5	655.1
Retained earnings	1,074.2	1,056.8	1,036.7
Accumulated other comprehensive loss	(379.3)	(514.4)	(406.1)
Non-controlling interests	11.3	11.5	16.7

Total shareholders’ equity	1,809.4	1,638.1	1,686.9

Total liabilities and shareholders’ equity	$4,872.1	$4,635.9	$4,472.6

Summary Combined Financial Data of the Food Business

The following table contains a summary of the combined financial data of the Food Business as of the dates and for the periods indicated. We have derived the summary combined financial data as of December 31, 2015 and 2016 and for the fiscal years ended December 31, 2014, 2015 and 2016 from the Food Business’ audited combined financial statements and the accompanying notes included in our Current Report on Form 8-K filed with the SEC on August 7, 2017. We have derived the summary condensed combined financial data as of June 30, 2017 and for the six months ended June 30, 2016 and 2017 from the Food Business’ unaudited combined financial statements included in our Current Report on Form 8-K filed with the SEC on August 7, 2017. The Food Business’ results for the six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year and we refer you to those combined financial statements and accompanying notes in our Current Report on Form 8-K filed with the SEC on August 7, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

In connection with the Acquisition, Sellers have prepared historical financial information for the food business of Sellers’ Parent (the “Food Business”). The Food Business was historically managed together with certain other financing legal entities which are not being acquired in the Acquisition. Amounts included in the historical financial information related to those entities that are not being acquired as part of the Acquired Business are eliminated as a pro forma adjustment in our unaudited pro forma condensed combined financial information. See “Unaudited Pro Forma Condensed Combined Financial Data.”

	Six Months Ended June 30,		Years Ended December 31,
	2017 (unaudited)	2016 (unaudited)	2016	2015	2014
	(In millions)
Statement of income data
Net revenue	$264.9	$266.2	$564.2	$539.9	$526.9
Cost of products sold	125.4	127.6	257.7	248.8	251.4

Gross profit	139.5	138.6	306.5	291.1	275.5

Operating expenses
Selling expenses	28.8	29.8	50.0	45.5	47.0
Distribution expenses, net	8.1	6.0	12.0	11.6	10.2
Administrative expenses	28.3	39.0	67.7	59.5	61.2

Operating profit	74.3	63.8	176.8	174.5	157.1
Other income/(expense)
Interest income	0.9	0.6	1.7	0.5	0.1
Interest expense	—	—	—	—	(20.2)

Other income/(expense), net	0.9	0.6	1.7	0.5	(20.1)

Income before taxes	75.2	64.4	178.5	175.0	137.0

Provision for income taxes	19.2	15.7	44.2	41.3	36.2

Net income	$56.0	$48.7	$134.3	$133.7	$100.8

	At June 30, 2017 (unaudited)	At December 31, 2016	At December 31, 2015
	(In millions)
ASSETS
Current assets
Accounts receivable, net	$48.6	$49.3	$32.8
Inventories, net	41.6	32.6	33.4
Prepaid expenses and other current assets	6.7	5.4	3.7
Due from related parties	493.5	430.1	279.3

Total current assets	590.4	517.4	349.2
Property, plant and equipment, net	27.0	29.1	32.9
Intangible assets	36.0	36.0	36.0
Goodwill	9.7	9.7	9.7
Deferred income tax assets	17.1	17.0	16.1

Total assets	$680.2	$609.2	$443.9

LIABILITIES AND SELLERS’ PARENT COMPANY EQUITY
Current liabilities
Accounts payable	$57.4	$47.1	$34.9
Payable income taxes	19.6	27.6	11.2
Due to related parties	43.2	30.5	43.8
Accrued expenses and other current liabilities	47.2	47.5	41.2

Total current liabilities	167.4	152.7	131.1
Deferred income tax liabilities	18.4	19.1	19.3
Pension and other post retirement liabilities	23.3	22.6	18.6

Total liabilities	$209.1	$194.4	$169.0

Commitments & Contingencies
Invested equity
Sellers’ Parent’s net investment	472.5	415.9	276.0
Accumulated other comprehensive income/(loss)	(1.4)	(1.1)	(1.1)

Total invested equity	471.1	414.8	274.9

Total liabilities and invested equity	$680.2	$609.2	$443.9

Summary of Unaudited Pro Forma Condensed Combined Financial Statements

The following table contains a summary of our unaudited pro forma condensed combined financial statements as of the dates and for the periods indicated. The following summary unaudited pro forma condensed combined income statement data for the year ended November 30, 2016 and the six months ended May 31, 2017 give effect to the Acquisition and the Financing Transactions as if they had occurred on December 1, 2015. The following summary unaudited pro forma condensed combined balance sheet data give effect to the Acquisition and the Financing Transactions as if they had occurred on May 31, 2017. The following summary unaudited pro forma condensed combined financial data has been derived from the unaudited pro forma condensed combined financial information and related notes included in this prospectus supplement and our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2016, our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2017 and the combined financial statements of the Food Business included in our Current Report on Form 8-K filed with the SEC on August 7, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and should be read in connection with that information.

In connection with the Acquisition, Sellers have prepared historical financial information for the Food Business. The Food Business was historically managed together with certain other financing legal entities which are not being acquired in the Acquisition. Amounts included in the historical financial information related to those entities that are not being acquired as part of the Acquired Business are eliminated as a pro forma adjustment in the unaudited pro forma condensed combined financial information.

McCormick’s fiscal year ends on November 30, while the Food Business’ fiscal year ends on December 31. Pursuant to Rule 11-02(c)(3) of Regulation S-X, the fiscal years are not being conformed for the purpose of presenting summary unaudited pro forma condensed combined financial statements, because the two fiscal year ends are not separated by more than 93 days.

The summary unaudited pro forma condensed combined interim balance sheet combines the unaudited condensed consolidated balance sheet of McCormick as of May 31, 2017 and the unaudited combined balance sheet of the Food Business as of June 30, 2017. The summary unaudited pro forma condensed combined income statement for the year ended November 30, 2016 combines the consolidated income statement of McCormick for the fiscal year ended November 30, 2016 with the combined statement of income of the Food Business for the year ended December 31, 2016. The summary interim unaudited pro forma condensed combined income statement for the six months ended May 31, 2017 combines the unaudited condensed income statement of McCormick for the six months ended May 31, 2017 and the unaudited combined statement of income of the Food Business for the six months ended June 30, 2017.

The following summary unaudited pro forma condensed combined financial information is based on the historical financial information of McCormick and the Food Business and has been prepared to reflect the pending Acquisition and related financing transactions, as previously described. The summary unaudited pro forma condensed combined financial information is provided for informational purposes only.

The summary unaudited pro forma condensed combined income statements are not necessarily indicative of operating results that would have been achieved had the Acquisition been completed as of December 1, 2015 and does not intend to project the future financial results of McCormick after the Acquisition. The summary unaudited pro forma condensed combined balance sheet does not purport to reflect what our financial condition would have been had the Acquisition closed on May 31, 2017 or for any future or historical period. The summary unaudited pro forma condensed combined income statements and balance sheet do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived, both of which may have a material effect on our consolidated results in periods following completion of the Acquisition.

	Pro Forma Combined
Statement of Operations Data (in millions, except per share amounts)	Year Ended November 30, 2016	Six Months Ended May 31, 2017
Net sales	$4,975.7	$2,422.9
Cost of goods sold	2,819.3	1,417.1

Gross profit	2,156.4	1,005.8
Selling, general and administrative expenses	1,330.1	661.2
Special charges	15.7	8.3

Operating income	810.6	336.3
Interest expense	185.5	93.8
Other income, net	5.1	1.8

Income from consolidated operations before income taxes	630.2	244.3
Income taxes	168.6	62.7

Net income from consolidated operations	461.6	181.6
Income from unconsolidated operations	36.1	15.4

Net income	$497.7	$197.0

Earnings per share – basic	$3.77	$1.51

Earnings per share – diluted	$3.73	$1.49

Average shares outstanding:
Basic	132.1	130.5
Diluted	133.5	132.2

Balance Sheet Data (in millions)	Pro Forma Combined May 31, 2017
Assets
Cash and cash equivalents	$87.3
Trade accounts receivable, net	478.3
Inventories	845.4
Prepaid expenses and other current assets	93.1

Total current assets	1,504.1
Property, plant and equipment, net	737.2
Goodwill	4,484.3
Intangible assets, net	3,084.0
Investments and other assets	358.6

Total assets	$10,168.2

Liabilities
Short-term borrowings	$399.2
Current portion of long-term debt	325.6
Trade accounts payable	519.3
Other accrued liabilities	489.6

Total current liabilities	1,733.7

Long-term debt	4,704.3
Other long-term liabilities	1,471.6

Total liabilities	7,909.6

Shareholders’ equity
Common stock, no par value	409.3
Common stock – non-voting, no par value	1,175.9
Retained earnings	1,041.4
Accumulated other comprehensive loss	(379.3)
Non-controlling interests	11.3

Shareholders’ equity	2,258.6

Total liabilities and shareholders’ equity	$10,168.2

RISK FACTORS

Investing in our notes involves various risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference including those risks identified under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2016 before deciding whether to purchase our notes. Unless the context suggests otherwise, references to shares of our common stock mean our Common Stock Non-Voting and our common stock voting, no par value (“Common Stock”).

Risks related to the Acquisition

There can be no assurance that we will successfully complete the Acquisition on the terms or timetable currently proposed or at all.

We intend to use the net proceeds from this notes offering to finance a portion of the purchase price for the Acquisition, if it is completed. However, no assurance can be given that the Acquisition will be completed when expected, on the terms proposed or at all.

The Acquisition Agreement contains a number of conditions that must be fulfilled to complete the Acquisition. The Acquisition Agreement also contains certain rights to terminate the agreement prior to the closing, including the right of either McCormick or the Sellers to terminate the transaction (i) if the closing has not occurred on or before 5:00 p.m. New York City time on January 18, 2018 (subject to certain extension rights), (ii) if closing would violate a final, non-appealable order of a governmental authority having competent jurisdiction, (iii) in the event of certain material breaches of the Acquisition Agreement by the other party or parties, as applicable, and a right of the Sellers to terminate in specified circumstances if all of the closing conditions are satisfied or are reasonably capable of being satisfied and McCormick has failed to consummate the Acquisition. In addition, if the Acquisition Agreement is terminated in specified circumstances, a $210 million termination fee becomes payable by McCormick to the Sellers. There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or prevent the completion of the Acquisition.

We intend to finance a portion of the purchase price for the Acquisition with the net proceeds from this notes offering, and the balance of the purchase price with the net proceeds from the Other Financing Transactions and cash on hand. However, there can be no assurance that we will be successful in raising sufficient funds from the Financing Transactions. Although we entered into the Bridge Loan Commitment, pursuant to which the lenders party thereto, severally and not jointly, have committed to provide financing in an aggregate principal amount of up to $4.2 billion, the obligations of the lenders to provide financing under the Bridge Loan Commitment are subject to a number of customary conditions, including, without limitation, the consummation of the Acquisition, the accuracy of certain representations and warranties, the receipt by the lenders of certain documents and information and the payment of all fees and expenses required to be paid on or prior to closing. We cannot assure you that we will be able to satisfy the conditions under the Bridge Loan Commitment. The closing of the Acquisition is not contingent on our ability to obtain sufficient financing under the Bridge Loan Commitment or otherwise.

We have incurred significant transaction costs in connection with the Acquisition that could adversely affect our results of operations.

Whether or not we complete the Acquisition, we have incurred, and will continue to incur, significant transaction costs in connection with the Acquisition, including payment of certain fees and expenses incurred in connection with the Acquisition and related Financing Transactions. Additional unanticipated costs may be incurred in the integration process. These could adversely affect our results of operations in the period in which such expenses are recorded or our cash flow in the period in which any related costs are actually paid.

Furthermore, we may incur material severance expenses and restructuring charges in connection with the Acquisition, which may adversely affect our operating results following the closing of the Acquisition in which such expenses are recorded or our cash flow in the period in which any related costs are actually paid.

A delay in closing, or a failure to complete the Acquisition could have a negative impact on our business and on the trading price of shares of our common stock.

We may be unable to obtain the regulatory approvals required to complete the Acquisition or, in order to do so, we may be required to satisfy material conditions or comply with material restrictions.

The consummation of the Acquisition is subject to review and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We can provide no assurance that all required regulatory approvals will be obtained in order to consummate the Acquisition, and there can be no assurance as to the cost, scope or impact on our business, results of operations, financial condition or prospects of the actions that may be required to obtain regulatory approvals. Any such actions could have a material adverse effect on our business and that of the Acquired Business and substantially diminish the synergies and other advantages which we expect from the Acquisition.

We expect to incur additional indebtedness to finance the Acquisition and may not be able to meet our debt service requirements.

If the Acquisition is consummated, we will have a significant amount of indebtedness outstanding. As of May 31, 2017, on a pro forma basis after giving effect to the Financing Transactions, the indebtedness of McCormick and its subsidiaries would have been approximately $5.4 billion. This substantial level of indebtedness could have important consequences to our business, including, but not limited to:

•	reducing the benefits we expect to receive from the Acquisition;

•	increasing our debt service obligations, making it more difficult for us to satisfy our obligations;

•	limiting our ability to borrow additional funds and increasing the cost of any such borrowing;

•	increasing our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	placing us at a competitive disadvantage as compared to our competitors, to the extent that they are not as highly leveraged; and

•	restricting us from pursuing certain business opportunities, including other acquisitions.

We may fail to realize all of the anticipated benefits of the Acquisition or those benefits may take longer to realize than expected. We may also encounter significant difficulties in integrating the Acquired Business.

Our ability to realize the anticipated benefits of the Acquisition will depend, to a large extent, on our ability to integrate the Acquired Business, which is a complex, costly and time-consuming process. The nature of a carve-out acquisition makes it inherently more difficult to assume operations upon closing of the Acquisition and to integrate activities, as certain systems, processes and employees may not all be transferred with the Acquired Business to support such activities. As a result, we will be required to devote significant management attention and resources to integrate the business practices and operations of McCormick and the Acquired Business. The integration process may disrupt our business and, if implemented ineffectively, could restrict the realization of the full expected benefits. The failure to meet the challenges involved in the integration process and to realize the anticipated benefits of the Acquisition could cause an interruption of, or a loss of momentum in, our operations and could adversely affect our business, financial condition and results of operations.

In addition, the integration of the Acquired Business may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customers and other business relationships, and diversion of management’s attention. Additional integration challenges include:

•	diversion of management’s attention to integration matters;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the Acquisition;

•	difficulties in the integration of operations and systems;

•	difficulties in conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures;

•	difficulties in the assimilation of employees;

•	duplicate and competing products;

•	difficulties in managing the expanded operations of a significantly larger and more complex company;

•	challenges in keeping existing customers and obtaining new customers, including customers that may not consent to the assignment of their contracts or agree to enter into a new contract with us;

•	challenges in attracting and retaining key personnel;

•	the impact of potential liabilities we may be inheriting from the Acquired Business; and

•	coordinating a geographically dispersed organization.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could adversely affect our business, financial condition and results of operations and result in us becoming subject to litigation. In addition, even if the Acquired Business is integrated successfully, the full anticipated benefits of the Acquisition may not be realized, including the synergies, cost savings or sales or growth opportunities that are anticipated. These benefits may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration process. All of these factors could cause reductions in our earnings per share, decrease or delay the expected accretive effect of the Acquisition and negatively impact the price of shares of our common stock. As a result, it cannot be assured that the Acquisition will result in the realization of the full anticipated benefits.

The pendency of the Acquisition could adversely affect our business, financial results and operations.

The announcement and pendency of the Acquisition could cause disruptions and create uncertainty surrounding our business and affect our relationships with our customers and employees. In addition, we have diverted, and will continue to divert, significant management resources to complete the Acquisition, which could have a negative impact on our ability to manage existing operations or pursue alternative strategic transactions, which could adversely affect our business, financial condition and results of operations.

If the Acquisition is completed, the Acquired Business may underperform relative to our expectations.

Following completion of the Acquisition, we may not be able to maintain the growth rate, levels of revenue, earnings or operating efficiency that we and the Acquired Business have achieved or might achieve separately. The business and financial performance of the Acquired Business are subject to certain risks and uncertainties. Our failure to do so could have a material adverse effect on our financial condition and results of operations.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included and incorporated by reference in this prospectus supplement.

The unaudited pro forma financial information included and incorporated by reference in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Acquisition, this notes offering and the Other Financing Transactions been completed on the dates indicated. The unaudited pro forma financial information has been derived from the audited and unaudited historical financial statements of McCormick and the Acquired Business, and reflects assumptions and adjustments that are based upon preliminary estimates and our successful completion of the Acquisition, this notes offering and the Other Financing Transactions. The assets and liabilities of the Acquired Business have been measured at fair value based on various preliminary estimates using assumptions that our management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected herein. In addition, the assumptions used in preparing the unaudited pro forma financial information, including assumptions as to the successful completion of the Acquisition, this notes offering and the Other Financing Transactions may not prove to be accurate, and other factors may adversely affect our financial condition or results of operations following the closing of the Acquisition and negatively impact the price of our securities.

The historical financial statements of the Food Business may not be indicative of the Acquired Business’s future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had the Acquired Business operated as a separate entity during the periods presented.

During the periods covered by the historical financial statements of the Food Business incorporated by reference herein, the Food Business functioned as part of the larger group of entities controlled by the Sellers’ Parent, and accordingly, the Sellers’ Parent, performed certain services for the Acquired Business on an ongoing basis. As a result, certain costs associated with services and support functions have been allocated to the Food Business based on the nature of the corporate cost. The expenses and cost allocations have been determined on a basis considered by the Acquired Business’ management to be a reasonable reflection of the utilization of services provided to or the benefit received by the Food Business during the periods relative to the total costs incurred by the Sellers’ Parent. In addition, Sellers have prepared historical financial information for the Food Business. The Food Business was historically managed together with certain other financing legal entities which are not being acquired in the Acquisition.

However, the amounts recorded may not be representative of the amounts that would have been incurred had the Food Business been an entity that operated independently of the Sellers’ Parent. Consequently, the historical financial statements of the Food Business incorporated by reference herein may not be indicative of the Acquired Business’ future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had the Acquired Business operated as a separate entity apart from the Sellers’ Parent during the periods presented. The historical financial statements of the Food Business were also used to prepare unaudited pro forma financial information included and incorporated by reference in this prospectus supplement. See “—Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included and incorporated by reference in this prospectus supplement.”

We expect that, for a period of time following the completion of the Acquisition, we will have significantly less cash on hand than prior to the closing.

We expect to have, for a period of time following the completion of the Acquisition, significantly less cash and cash equivalents on hand than the approximately $130 million of cash and cash equivalents that we had as of May 31, 2017. Although our management believes that it will have access to cash sufficient to meet our business objectives and capital needs, the lessened availability of cash and cash equivalents for a period of time following the completion of the Acquisition could constrain our ability to grow our business. Our more leveraged financial position following the Acquisition could also make us vulnerable to general economic downturns and industry conditions, and place us at a competitive disadvantage relative to our competitors that have more cash at their disposal. In the event that we do not have adequate capital to maintain or develop our business, additional capital may not be available to us on a timely basis, on favorable terms, or at all.

Our credit ratings impact the cost and availability of future borrowings and, accordingly, our cost of capital.

Our credit ratings at any time will reflect each rating organization’s then opinion of our financial strength, operating performance and ability to meet our debt obligations. Any reduction in our credit ratings may limit our ability to borrow at interest rates consistent with the interest rates that have been available to us prior to the Acquisition and the Financing Transactions. If our credit ratings are further downgraded or put on watch for a potential downgrade, we may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if our current credit ratings were maintained.

We will incur substantial transaction fees and costs in connection with the Acquisition.

We expect to incur a significant amount of non-recurring expenses in connection with the Acquisition, including legal, accounting, financial advisory, filing, financing and other expenses. Many of these expenses are payable by us whether or not the Acquisition is completed. Additional unanticipated costs may be incurred following consummation of the Acquisition in the course of the integration of our businesses with that of the Acquired Business. We cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the businesses will offset the transaction and integration costs in the near term, or at all.

The Acquisition will significantly increase our goodwill and other intangible assets.

We have a significant amount, and following the Acquisition will have an additional amount, of goodwill and other intangible assets on our consolidated financial statements that are subject to impairment based upon future adverse changes in our business or prospects. The impairment of any goodwill and other intangible assets may have negative impact on our consolidated results of operations.

Risks Related to this Offering and our Notes

Increases in interest rates may negatively impact us.

We had total outstanding short-term borrowings of $390 million at an average interest rate of approximately 1.4% on November 30, 2016. Our policy is to manage our interest rate risk by entering into both fixed and variable rate debt arrangements. We also use interest rate swaps to minimize worldwide financing cost and to achieve a desired mix of fixed and variable rate debt. We utilize derivative financial instruments to enhance our ability to manage risk, including interest rate exposures that exist as part of our ongoing business operations. We do not enter into contracts for trading purposes, nor are we a party to any leveraged derivative instruments. Our use of derivative financial instruments is monitored through regular communication with senior management and the utilization of written guidelines. However, our use of these instruments may not effectively limit or eliminate our exposure to changes in interest rates. Therefore, we cannot provide assurance that future interest rate increases will not have a material negative impact on our business, financial position, or operating results.

There may not be any trading market for the notes; many factors affect the trading and market value of the notes.

Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for the notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, the notes. These factors include:

•	the time remaining to the maturity of the notes,

•	the outstanding amount of notes,

•	the redemption features of the notes, and

•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell the notes. This may affect the price you receive for the notes or your ability to sell the notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks involving the notes.

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings may not reflect the potential impact of all risks related to the market value of the notes. However, real or anticipated changes in our credit ratings will generally affect the market value of the notes.

We may incur additional unsecured indebtedness.

The Indenture governing the notes does not restrict the amount of unsecured debt that we or our subsidiaries may incur. If we or our subsidiaries incur additional debt, it may be more difficult for us to satisfy our obligations with respect to the notes. Furthermore, the incurrence of additional debt may cause a decline in the trading price of the notes and the credit rating of the notes may be lowered or withdrawn.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries or the Acquired Business upon completion of the Acquisition. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. The notes are not guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries and of the Acquired Business, which means that our subsidiaries’ creditors, and the Acquired Business’ creditors after the Acquisition closes, will be paid from our subsidiaries’ assets and the Acquired Business’ assets before holders of the notes would have any claims to those assets. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes.

The notes offered hereby will be unsecured and effectively subordinated to any secured indebtedness.

The notes are not secured by any of our assets. Any claims of future secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that is effectively senior to the notes will be entitled to be paid in full from the assets securing such indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

The terms of the Indenture and the notes provide limited protection against significant corporate events that could adversely impact your investment in the notes.

While the Indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. The definition of the term “Change of Control Triggering Event” (as defined in “Description of Notes—Change of Control Redemption”) does not cover all possible transactions (such as acquisitions by us or recapitalizations) that could affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the Indenture for the notes does not, among other things:

•	require us to maintain any specified financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	limit the ability of our subsidiaries to service our other indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

We may not be able to repurchase the notes upon a Change of Control.

Upon the occurrence of specific kinds of change of control events, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the Indenture governing the notes would result in a default under the Indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Change of Control Redemption” in this prospectus supplement.

Redemption of the notes may adversely affect your expected return on such notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

In addition, as a result of the special optional redemption and special mandatory redemption provisions of the notes, the trading prices of the notes may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the special optional redemption and special mandatory redemption provisions if the Acquisition closes within the prescribed timeframe, nor will you have any right to require us to repurchase your notes if, between the closing of this notes offering and the closing of the Acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Acquisition Agreement change, including in material respects.

We may be unable to redeem the notes in the event of a special mandatory redemption.

The notes will be subject to a special mandatory redemption in the event that the Acquisition has not occurred on or prior to the earlier of (i) April 18, 2018 and (ii) the date the Acquisition Agreement is terminated. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of such special mandatory redemption. See “Description of Notes—Special Mandatory Redemption.” We are not obligated to place the proceeds of the offering of the notes in escrow prior to the closing of the Acquisition or to provide a security interest in those proceeds, and there are no other restrictions on our use of these proceeds during such time. Accordingly, we will need to fund any special mandatory redemption using proceeds that we have voluntarily retained or from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase all of the notes.

USE OF PROCEEDS

We estimate the net proceeds to us from the offering to be approximately $             million after deducting the underwriting discount and our estimated offering expenses.

We intend to use the net proceeds from this notes offering together with the net proceeds of the Other Financing Transactions and cash on hand to fund the purchase price of the Acquisition and to pay related fees and expenses. We intend to use the remaining net proceeds, if any, from the sale of the notes for general corporate purposes, which may include the repayment at maturity of the 5.750% Notes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for any of our outstanding notes. Pending their use, the net proceeds may be invested temporarily in short-term marketable securities or used to reduce outstanding short-term borrowings.

Completion of this notes offering is not contingent on completion of the Other Financing Transactions or the Acquisition, and the Other Financing Transactions and the Acquisition are not contingent on the completion of this notes offering. However, the notes will be subject to the special mandatory redemption in the event that the closing of the Acquisition has not occurred on or prior to the earlier of (i) April 18, 2018 and (ii) the date the Acquisition Agreement is terminated. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of such special mandatory redemption. See “Description of Notes—Special Mandatory Redemption.” The notes will also be subject to the special optional redemption in the event that, at any time before April 18, 2018, we determine, in our judgment, the Acquisition will not be consummated on or before April 18, 2018. See “Description of Notes—Special Optional Redemption.”

The following table outlines the sources and uses of funds for the Acquisition, assuming the underwriters do not exercise their option to purchase additional shares of Common Stock Non-Voting in the Equity offering. The table assumes that the Acquisition and the Financing Transactions are completed simultaneously, but this notes offering and the Equity Offering are expected to occur before the completion of the Term Loans and the Acquisition. Amounts in the table are in millions of dollars and are estimated, and actual amounts may vary from the estimated amounts.

Sources of Funds		Uses of Funds
(in millions)
Cash and cash equivalents	$43	Acquisition consideration	$4,200
Term Loans(1)	1,500	Acquisition and Financing Transactions fees and expenses(2)	86
Notes offered hereby(1)	2,500	General corporate purposes	257
Common Stock Non-Voting offered in the Equity Offering(1)	500

Total Sources	$4,543	Total Uses	$4,543

(1)	Before underwriting discounts and expenses and, in the case of the Equity Offering, assumes no exercise of the underwriters’ option to purchase additional shares.
(2)	Includes underwriting discounts and expenses of this notes offering, the Other Financing Transactions and the Acquisition.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, total debt and capitalization at May 31, 2017:

•	on an actual basis;

•	on an as adjusted basis to give effect to this notes offering (but not the application of the net proceeds therefrom); and

•	on a pro forma basis to give effect to the Other Financing Transactions (assuming no exercise of the underwriters’ option to purchase additional shares in the Equity Offering), the Acquisition, the payment of related fees and expenses and the application of the net proceeds of the Financing Transactions for those purposes.

The following data are qualified in their entirety by our financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. This table should be read in connection with the sections entitled “Prospectus Supplement Summary—Recent Developments”, “Risk Factors”, “Use of Proceeds,” and “Unaudited Pro Forma Condensed Combined Financial Data” and each of our consolidated financial statements and related notes thereto which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.

	As of May 31, 2017 (unaudited)
(in millions)	Actual	As Adjusted	Pro Forma
Cash and cash equivalents	$130.0	$2,609.2	$87.3

Short-term debt:
Short-term borrowings	656.2	656.2	399.2
Current portion of long-term debt	250.6	250.6	325.6

Total short-term debt	906.8	906.8	724.8

Long-term debt:
Revolving credit facility	—	—	—
Term Loans(1)	—	—	1,420.8
Notes offered hereby(1)	—	2,479.2	2,479.2
Other long-term debt	804.3	804.3	804.3

Total long-term debt	804.3	3,283.5	4,704.3

Total debt	1,711.1	4,190.3	5,429.1

Shareholders’ Equity:
Common stock	409.3	409.3	409.3
Common stock non-voting	693.3	693.3	1,175.9
Retained earnings	1,074.2	1,074.2	1,041.4
Accumulated other comprehensive loss	(379.3)	(379.3)	(379.3)
Non-controlling interests	11.3	11.3	11.3

Total shareholders’ equity	1,809.4	1,809.4	2,258.6

Total capitalization	$3,520.5	$5,999.7	$7,687.7

(1)	If the Acquisition is not consummated, we do not expect that any debt under the Other Financing Transactions will remain outstanding since we expect the notes to contain a special mandatory redemption requirement if the Acquisition is not consummated by a specified date. See “Use of Proceeds.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 18, 2017, McCormick entered into a Stock Purchase Agreement (the “Agreement”) with The R.T. French’s Food Group Limited, a private limited company incorporated in England and Wales (“French’s Seller”), Reckitt Benckiser LLC, a Delaware limited liability company (“Tiger’s Milk Seller” and, together with French’s Seller, the “Sellers”), and Reckitt Benckiser Group plc (“Sellers’ Parent”).

Pursuant to the terms and conditions of the Agreement, at the closing, McCormick will acquire 100% of the outstanding equity interests of each of (i) The French’s Food Company LLC, a Delaware limited liability company (“French’s US”), (ii) The French’s Food Company, Inc., a Canadian corporation (“French’s Canada”), (iii) The R.T. French’s Food Company Limited, a private limited company incorporated in England and Wales (“French’s UK”), and (iv) Tiger’s Milk LLC, a Delaware limited liability company (“Tiger’s Milk”), and together with French’s US, French’s Canada and French’s UK, the “Acquired Business”, which is referred to herein as the “Acquisition”. The aggregate purchase price payable by McCormick is $4.2 billion in cash, subject to customary purchase price adjustments related to the amount of the Acquired Business’ cash, debt, net working capital, and transaction expenses as described in the Agreement.

The closing of the transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Agreement contains certain termination rights for the Sellers and McCormick, including if the closing does not occur before 5:00 p.m. New York City time on January 18, 2018, subject to certain extension rights. Subject to the satisfaction of these conditions, McCormick expects to complete the Acquisition before the end of the fiscal year ending November 30, 2017. McCormick’s obligation to consummate the transaction is not subject to any condition related to the availability of financing.

In connection with McCormick’s entry into the Agreement, McCormick has entered into a Senior Unsecured Bridge Credit Agreement, dated August 7, 2017, with certain financial institutions as lenders party thereto and Bank of America, N.A. (“Bank of America”), as administrative agent, pursuant to which and subject to the terms and conditions set forth therein, Bank of America and the other lenders party thereto have agreed to provide a senior unsecured 364-day bridge loan facility (the “Bridge Facility”) of up to $4.2 billion in the aggregate for the purpose of providing the financing necessary to fund all or a portion of the consideration to be paid pursuant to the terms of the Agreement and related fees and expenses (the “Bridge Loan Commitment”).

The Bridge Facility provides that the Bridge Loan Commitment will be reduced in equivalent amounts upon any incurrence by McCormick of, among other things, term loans and/or the issuance of equity or notes in a public offering or private placement prior to the consummation of the transaction, and any loans incurred under the Bridge Facility will be prepaid in equivalent amounts upon the incurrence by McCormick of term loans and/or the issuance of equity or notes in a public offering or private placement and upon other specified events, in each case subject to certain exceptions set forth in the Bridge Facility. McCormick entered into a Term Loan Agreement (the “Term Loan Agreement”), dated August 7, 2017, with certain financial institutions as lenders party thereto and Bank of America, as administrative agent, pursuant to which the lenders have committed to lend to McCormick $1.5 billion in the form of three-year and five-year senior unsecured term loans. As a result of the Term Loan Agreement becoming effective on August 7, 2017, the Bridge Loan Commitment was reduced to $2.7 billion in the aggregate. Although we do not currently expect to make any borrowings under the Bridge Facility, there can be no assurance that such borrowings will not be made.

McCormick expects to permanently finance the transaction with $3.7 billion of new debt, which will include pre-payable terms loans and senior unsecured notes issued in the capital markets, and the issuance of $500 million of McCormick common stock non-voting, no par value (“Common Stock Non-Voting”).

In connection with the Acquisition, Sellers have prepared historical financial information for Reckitt Benckiser Group plc’s food business (the “Food Business”). The Food Business was historically managed together with certain other financing legal entities which are not being acquired in the Acquisition. Amounts included in the historical financial information related to those entities that are not being acquired as part of the Acquired Business are eliminated as a pro forma adjustment in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information is based on the historical financial information of McCormick and the Food Business and has been prepared to reflect the pending Acquisition and related financing transactions, as previously described. The unaudited pro forma condensed combined financial information is provided for informational purposes only.

The unaudited pro forma condensed combined income statements are not necessarily indicative of operating results that would have been achieved had the Acquisition been completed as of December 1, 2015 and does not intend to project the future financial results of McCormick after the Acquisition. The unaudited pro forma condensed combined balance sheet does not purport to reflect what our financial condition would have been had the Acquisition closed on May 31, 2017 or for any future or historical period. The unaudited pro forma condensed combined income statements and balance sheet do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived, both of which may have a material effect on our consolidated results in periods following completion of the Acquisition.

McCormick’s fiscal year ends on November 30, while the Food Business’ fiscal year ends on December 31. Pursuant to Rule 11-02(c)(3) of Regulation S-X, the fiscal years are not being conformed for the purpose of presenting unaudited pro forma condensed combined financial statements, because the two fiscal year ends are not separated by more than 93 days.

The unaudited pro forma condensed combined interim balance sheet combines the unaudited condensed consolidated balance sheet of McCormick as of May 31, 2017 and the unaudited combined balance sheet of the Food Business as of June 30, 2017. The unaudited pro forma condensed combined income statement for the year ended November 30, 2016 combines the consolidated income statement of McCormick for the fiscal year ended November 30, 2016 with the combined statement of income of the Food Business for the year ended December 31, 2016. The interim unaudited pro forma condensed combined income statement for the six months ended May 31, 2017 combines the unaudited condensed income statement of McCormick for the six months ended May 31, 2017 and the unaudited combined statement of income of the Food Business for the six months ended June 30, 2017.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following information:

•	Notes to the unaudited pro forma condensed combined financial information.

•	McCormick’s Item 1.01 Current Report on Form 8-K filed on July 19, 2017, including the exhibit thereto, which describes the Acquisition, as filed with the Securities Exchange Commission (“SEC”).

•	Audited consolidated financial statements of McCormick as of and for the fiscal year ended November 30, 2016, which are included in McCormick’s’ Annual Report on Form 10-K for the year ended November 30, 2016, as filed with the SEC.

•	Unaudited interim consolidated financial statements of McCormick as of May 31, 2017, and for the six months then ended, which are included in McCormick’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2017, as filed with the SEC.

•	Audited combined financial statements of the Food Business as December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014, which are included in Exhibit 99.1 to McCormick’s Current Report on Form 8-K filed on August 7, 2017.

•	Unaudited interim combined financial statements of the Food Business as of June 30, 2017 and for the six months ended June 30, 2017 and 2016, which are included as Exhibit 99.2 to McCormick’s Current Report on Form 8-K filed on August 7, 2017.

Unaudited Pro Forma Condensed Combined Balance Sheet

May 31, 2017

(dollars in millions)

	McCormick May 31, 2017	Food Business June 30, 2017	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$130.0	$—	$(42.7)	(c)	$87.3
Trade accounts receivable, net	429.7	48.6	—		478.3
Inventories	779.8	41.6	24.0	(a)	845.4
Due from related parties	—	493.5	(493.5)	(b)	—
Prepaid expenses and other current assets	86.4	6.7	—		93.1

Total current assets	1,425.9	590.4	(512.2)		1,504.1
Property, plant and equipment, net	703.8	27.0	6.4	(a)	737.2
Goodwill	1,894.8	9.7	2,579.8	(a)	4,484.3
Intangible assets, net	489.0	36.0	2,559.0	(a)	3,084.0
Investments and other assets	358.6	17.1	(17.1)	(c)(h)	358.6

Total assets	$4,872.1	$680.2	$4,615.9		$10,168.2

Liabilities
Short-term borrowings	$656.2	$—	$(257.0)	(c)	$399.2
Current portion of long-term debt	250.6	—	75.0	(c)	325.6
Trade accounts payable	453.1	57.4	8.8	(h)	519.3
Due to related parties	—	43.2	(43.2)	(b)	—
Other accrued liabilities	441.5	66.8	(18.7)	(c)(g)(h)	489.6

Total current liabilities	1,801.4	167.4	(235.1)		1,733.7

Long-term debt	804.3	—	3,900.0	(c)	4,704.3
Other long-term liabilities	457.0	41.7	972.9	(a)(h)	1,471.6

Total liabilities	3,062.7	209.1	4,637.8		7,909.6

Shareholders’ / parent’s equity
Common stock, no par value	409.3	—	—		409.3
Common stock – non-voting, no par value	693.9	—	482.0	(d)	1,175.9
Parent’s investment	—	472.5	(472.5)	(b)	—
Retained earnings	1,074.2	—	(32.8)	(c)(g)	1,041.4
Accumulated other comprehensive loss	(379.3)	(1.4)	1.4	(b)	(379.3)
Non-controlling interests	11.3	—	—		11.3

Shareholders’ / parent’s equity	1,809.4	471.1	(21.9)		2,258.6

Total liabilities and shareholders’ / parent’s equity	$4,872.1	$680.2	$4,615.9		$10,168.2

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Income Statement

For the Year Ended November 30, 2016

(in millions, except per share data)

	McCormick November 30, 2016	Food Business December 31, 2016	Pro Forma Adjustments		Pro Forma Combined
Net sales	$4,411.5	$564.2	$—		$4,975.7
Cost of goods sold	2,579.8	257.7	(18.2)	(f)(h)	2,819.3

Gross profit	1,831.7	306.5	18.2		2,156.4
Selling, general and administrative expenses	1,175.0	129.7	25.4	(e)(h)	1,330.1
Special charges	15.7	—	—		15.7

Operating income	641.0	176.8	(7.2)		810.6
Interest expense	56.0	—	129.5	(c)	185.5
Other income, net	4.2	1.7	(0.8)	(b)	5.1

Income from consolidated operations before income taxes	589.2	178.5	(137.5)		630.2
Income taxes	153.0	44.2	(28.6)	(i)	168.6

Net income from consolidated operations	436.2	134.3	(108.9)		461.6
Income from unconsolidated operations	36.1	—	—		36.1

Net income	$472.3	$134.3	$(108.9)		$497.7

Earnings per share – basic	$3.73	—	—		$3.77

Earnings per share – diluted	$3.69	—	—		$3.73

Average shares outstanding:
Basic	126.6	—	5.5	(d)	132.1
Diluted	128.0	—	5.5	(d)	133.5

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Income Statement

For the Six Months Ended May 31, 2017

(in millions, except per share data)

	McCormick May 31, 2017	Food Business June 30, 2017	Pro Forma Adjustments		Pro Forma Combined
Net sales	$2,158.0	$264.9	$—		$2,422.9
Cost of goods sold	1,300.4	125.4	(8.7)	(f)(h)	1,417.1

Gross profit	857.6	139.5	8.7		1,005.8
Selling, general and administrative expenses	582.5	65.2	13.5	(e)(g) (h)	661.2
Special charges	8.3	—	—		8.3

Operating income	266.8	74.3	(4.8)		336.3
Interest expense	29.4	—	64.4	(c)	93.8
Other income, net	1.3	0.9	(0.4)	(b)	1.8

Income from consolidated operations before income taxes	238.7	75.2	(69.6)		244.3
Income taxes	60.6	19.2	(17.1)	(i)	62.7

Net income from consolidated operations	178.1	56.0	(52.5)		181.6
Income from unconsolidated operations	15.4	—	—		15.4

Net income	$193.5	$56.0	$(52.5)		$197.0

Earnings per share – basic	$1.55	—	—		$1.51

Earnings per share - diluted	$1.53	—	—		$1.49

Average shares outstanding:
Basic	125.0	—	5.5	(d)	130.5
Diluted	126.7	—	5.5	(d)	132.2

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation and Accounting Policies

Basis of Presentation

The unaudited pro forma condensed combined financial information presented herein is based on the historical audited consolidated and unaudited condensed consolidated financial information of McCormick and the audited and unaudited combined financial information of the Food Business, or is derived therefrom. McCormick’s fiscal year ends on November 30, while the Food Business’ fiscal year ends on December 31. Pursuant to Rule 11-02(c)(3) of Regulation S-X, the fiscal years are not being conformed for the purpose of presenting unaudited pro forma condensed combined financial statements, because the two fiscal year ends are not separated by more than 93 days.

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheet of McCormick as of May 31, 2017 and the unaudited combined balance sheet of the Food Business as of June 30, 2017. The unaudited pro forma condensed combined income statement for the year ended November 30, 2016 combines the consolidated income statement of McCormick for the fiscal year ended November 30, 2016 with the combined statement of income of the Food Business for the fiscal year ended December 31, 2016. The interim unaudited pro forma condensed combined income statement for the six months ended May 31, 2017 combines the unaudited condensed consolidated income statement of McCormick for the six months ended May 31, 2017 and the unaudited combined statement of income of the Food Business for the six months ended June 30, 2017.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the pending Acquisition and related financings that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined income statements are based on items directly attributable to the pending Acquisition and related financings, and that are factually supportable and expected to have a continuing impact on McCormick.

The unaudited pro forma condensed combined income statements are not necessarily indicative of operating results that would have been achieved had the Acquisition been completed as of December 1, 2015 and does not intend to project the future financial results of McCormick after the Acquisition. The unaudited pro forma condensed combined balance sheet does not purport to reflect what our financial condition would have been had the Acquisition closed on May 31, 2017 or for any future or historical period. Additionally, the unaudited pro forma condensed combined income statements and balance sheet do not reflect the cost of any integration activities from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on our consolidated results in periods following completion of the Acquisition.

Accounting Policies

The Acquisition will be accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations. As the acquirer, McCormick has estimated the fair value of the Food Business’ assets acquired and liabilities assumed and conformed the accounting policies of the Food Business to its own accounting policies.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in McCormick’s consolidated financial statements as of and for the fiscal year ended November 30, 2016. With the information currently available, McCormick has determined that, other than those pro forma adjustments identified, and as more fully described in (h) in Note 4, no other significant adjustments are necessary to conform the Food Business’ combined financial statements to the accounting policies used by McCormick in the preparation of the unaudited pro forma condensed combined financial information. Certain reclassification adjustments have been made to the Food Business’ historical unaudited combined balance sheet as of June 30, 2017 and unaudited combined statement of income for the six months ended June 30, 2017 and year ended December 31, 2016 to conform to McCormick’s presentation.

At this time, McCormick has not completed detailed valuation analyses to determine the fair values of the acquired assets and liabilities of the Food Business. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material.

McCormick has not yet completed the due diligence necessary to identify all of the adjustments required to conform the Food Business’ accounting policies or classifications to McCormick’s accounting policies or to identify other items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed combined financial information. Upon completion of this due diligence and detailed valuation analyses, there may be additional increases or decreases to the recorded book values of acquired assets and liabilities of the Acquired Business, including, but not limited to pension liabilities; property, plant and equipment; and brands and other intangible assets, each of which may give rise to future amounts of depreciation and amortization expense that are not reflected in this unaudited pro forma condensed combined financial information. Accordingly, once the necessary due diligence and valuation analyses have been performed, the final purchase price has been determined and the purchase price allocation has been finalized, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information.

2. Financing Transactions and Assumptions

In connection with McCormick’s entry into the Agreement, McCormick entered into a Senior Unsecured Bridge Credit Agreement, dated August 7, 2017, with certain financial institutions as lenders party thereto and Bank of America, as administrative agent, pursuant to which and subject to the terms and conditions set forth therein, Bank of America and the other lenders party thereto have agreed to provide a senior unsecured 364-day bridge loan facility (the “Bridge Facility”) of up to $4.2 billion in the aggregate for the purpose of providing the financing necessary to fund all or a portion of the consideration to be paid pursuant to the terms of the Agreement and related fees and expenses. The unaudited pro forma condensed combined financial information presented herein does not contemplate the need for drawing under the Bridge Facility prior to permanent financing being put in place. McCormick entered into the Term Loan Agreement, dated August 7, 2017, with certain financial institutions as lenders party thereto and Bank of America, as administrative agent, pursuant to which the lenders have committed to lend to McCormick $1.5 billion in the form of three-year and five-year senior unsecured term loans. As a result of the Term Loan Agreement becoming effective on August 7, 2017, the Bridge Loan Commitment was reduced to $2.7 billion in the aggregate.

McCormick expects to permanently finance the Acquisition with $3.7 billion of new debt, which will include pre-payable terms loans and senior unsecured notes issued in the capital markets, and $500 million in Common Stock Non-Voting. The unaudited pro forma condensed combined financial information assumes that the financing will consist of:

•	$750.0 million three-year term loans with a variable interest rate and an assumed interest rate of 2.90%;

•	$750.0 million five-year term loans with a variable interest rate and an assumed interest rate of 3.25%;

•	$2,500.0 million aggregate amount of five-, seven-, ten- and thirty-year senior unsecured notes with a fixed interest rate and an assumed aggregate weighted-average interest rate of 3.250%; and

•	$500.0 million of Common Stock Non-Voting, at an offering price of $90.50 per share which would result in the issuance of approximately 5.5 million shares of Common Stock Non-Voting and an increase in pro forma weighted-average shares outstanding by such amount of shares.

The final financing and terms of such financing will be subject to market conditions and may change materially from the assumptions described above. Changes in the assumptions previously described would result in changes to various components of the unaudited pro forma condensed combined balance sheet, including cash and cash equivalents and long-term debt, and to various components of the unaudited pro forma condensed consolidated income statements, including interest expense, earnings per share and weighted average shares outstanding. Depending upon the nature of the changes, the impact on the pro forma condensed combined financial information could be material.

Each 0.125% increase (decrease) in each of the respective previously stated interest rates assumed for the term loans and senior unsecured notes would increase (decrease) pro forma interest expense by approximately $5.0 million and $2.5 million for the fiscal year ended November 30, 2016 and the six months ended May 31, 2017, respectively, provided the aggregate principal balances do not change from those assumed as described herein.

3. Preliminary Purchase Price Allocation

The following is a summary of the preliminary reconciliation of the book value of the net assets acquired, liabilities assumed and certain valuation adjustments relating to the Acquisition to the purchase consideration (in millions):

Historical book value of the Food Business	$471.1
Preliminary adjustment to eliminate book value for assets and liabilities not acquired	(456.3)
Preliminary valuation adjustments to inventories	24.0
Preliminary valuation adjustments to property, plant and equipment	6.4
Preliminary valuation adjustment to identifiable intangible assets	2,559.0
Preliminary current and deferred income tax impact of valuation adjustments	(984.0)
Preliminary residual adjustment to goodwill	2,579.8

Total consideration	$4,200.0

This preliminary reconciliation is based on the unaudited combined balance sheet of the Food Business as of June 30, 2017 and has been used to prepare pro forma adjustments in the pro forma unaudited condensed combined financial information.

At this time, McCormick has not completed detailed valuation analyses to determine the fair values of the acquired assets and liabilities of the Food Business. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. The purchase price will be primarily allocated to indefinite-lived intangible assets, finite-lived intangible assets and goodwill. The preliminary allocation of the purchase price results in approximately $2,475 million and $120 million being allocated to indefinite-lived intangible assets and finite-lived intangible assets, respectively.

4. Unaudited Pro Forma Adjustments to Historical Financial Information

The unaudited pro forma condensed combined income statements include adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as of December 1, 2015. The unaudited pro forma condensed combined balance sheet includes adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as of May 31, 2017. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. The adjustments reflect our preliminary estimates of the purchase price allocation, which may change materially upon finalization of appraisals and other valuation studies that are in process. Additionally, the unaudited pro forma condensed combined income statements and balance sheet do not reflect the cost of any integration activities from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on our consolidated results in periods following the completion of the Acquisition.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	The unaudited pro forma condensed combined balance sheet reflects the expected purchase price of the Acquisition and a preliminary allocation of the purchase price, as more fully detailed in Note 3, based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. The purchase price will be primarily allocated to indefinite-lived intangible assets, finite-lived intangible assets and goodwill. Finite-lived intangible assets are expected to be amortized over weighted average lives of approximately 15 years. The purchase accounting adjustment of approximately $984 million in Other long-term liabilities is primarily related to the estimated deferred tax liability associated with indefinite-lived and finite-lived intangible assets related to the Acquisition.

(b)	The unaudited pro forma condensed combined balance sheet and income statements include pro forma adjustments to eliminate of certain assets, liabilities and interest income (as included in other income, net) associated with the Food Business that were not part of the Acquisition. The eliminated assets and liabilities consist of related party receivables and payables of $493.5 million and $43.2 million, respectively, and a $6.0 million deferred tax asset. The unaudited condensed combined balance sheet and income statements include pro forma adjustments to eliminate the Food Business’ parent’s net investment and accumulated other comprehensive loss.

(c)	The unaudited pro forma condensed combined balance sheet reflects the expected issuance of new term debt and senior unsecured notes in principal amounts of $1.5 billion and $2.5 billion, respectively, net of debt issue costs of $25.0 million, as shown in the following table. The unaudited pro forma condensed combined balance sheet reflects the payment of the Bridge Loan Commitment fee of $14.7 million described below and estimated transaction expenses of $28.0 million (see (g)) as a reduction of cash and cash equivalents. The unaudited pro forma condensed combined balance sheet reflects the utilization of the excess proceeds to repay outstanding commercial paper borrowings. The excess proceeds of $257.0 million represent the inflow from the Acquisition financing through this debt issuance and the equity issuance (see (d)), less payments of the expected purchase price of the Acquisition of $4.2 billion. The unaudited pro forma condensed combined income statement reflects the estimated interest expense on the new debt expected to be issued, as follows (dollars in millions).

			Estimated Interest Expense
	Assumed Interest Rate	Amount	Six Months Ended May 31, 2017	Year Ended November 30, 2016
3-Year term loan	2.90%	$750.0	$10.9	$21.8
5-Year term loan	3.25%	750.0	12.2	24.4
Senior unsecured notes	3.25%[1]	2,500.0	40.6	81.2
Debt issuance costs		(25.0)	1.7	3.4

Total		$3,975.0	$65.4	$130.8

[1]	Represents weighted average interest rate.

We anticipate that the 5-year term loan will require annual principal repayments of 10% of the initial outstanding principal amount, or approximately $75.0 million per year. The unaudited pro forma condensed combined balance sheet reflects that amount as current portion of long-term debt. For the purposes of these unaudited pro forma condensed combined financial statements, we have assumed that senior unsecured notes will include $700.0 million of 5-year senior unsecured notes, $750.0 million of 7-year senior unsecured notes, $750.0 million of 10-year senior unsecured notes and $300.0 million of 30-year senior unsecured notes.

The rates shown above reflect management’s current estimates of the interest rates for the new term loans and senior unsecured notes. A change of 0.125% in the assumed interest rates would change interest expense on a pro forma basis by $2.5 million for the six months ended May 31, 2017 and $5.0 million for the fiscal year ended November 30, 2016.

The unaudited pro forma condensed combined income statement reflects the estimated reduction in interest expense approximately $1.3 million and $1.0 million for the fiscal year ended November 30, 2016 and the six months ended May 31, 2017, respectively, associated with the expected repayment of outstanding commercial paper with the excess proceeds of $257.0 million previously described.

The unaudited pro forma condensed combined balance sheet also includes pro forma adjustments to reduce retained earnings by $9.1 million to reflect the after-tax impact of the $14.7 million of fees associated with the Bridge Loan Commitment, incurred upon commitment of the Bridge Facility, that had not been recognized in McCormick’s historical unaudited condensed balance sheet as of May 31, 2017. We would incur additional fees if we were to draw on the Bridge Facility.

(d)	The unaudited pro forma condensed combined balance sheet reflects our anticipated issuance of Common Stock Non-Voting to partially finance the Acquisition. McCormick intends to raise $500 million from the issuance of Common Stock Non-Voting (excluding any exercise by the underwriters of their option to purchase additional shares). McCormick expects the costs associated with this issuance of Common Stock Non-Voting will be approximately $18.0 million. At an issuance price of $90.50 per share, the issuance of this Common Stock Non-Voting would result in an approximate 5.5 million share increase to pro forma basic and diluted shares outstanding for both the fiscal year ended November 30, 2016 and the six months ended May 31, 2017.

(e)	The unaudited pro forma condensed combined income statements include pro forma adjustments for estimated amortization expense of approximately $8.0 million and $4.0 million for the fiscal year ended November 30, 2016 and the six months ended May 31, 2017, respectively, resulting from the purchase accounting valuation adjustments to finite-lived intangible assets (see (a)). A 10% change in the valuation of finite-lived intangible assets would cause a corresponding increase or decrease in the balance of goodwill and amortization expense of approximately $0.8 million, assuming an overall weighted-average useful life of approximately 15 years.

(f)	The unaudited pro forma condensed combined income statements include pro forma adjustments for estimated depreciation expense of approximately $0.2 million and $0.1 million for the fiscal year ended November 30, 2016 and the six months ended May 31, 2017, respectively, resulting from the purchase accounting valuation adjustments to property, plant and equipment (see (a)).

(g)	The unaudited pro forma condensed combined income statement for the six months ended May 31, 2017 include pro forma adjustments to eliminate costs directly associated with the Acquisition, including $0.3 million of transaction costs, including legal, advisory and other professional services, incurred in that six-month period. The unaudited pro forma condensed combined balance sheet also includes pro forma adjustments for $27.7 million of additional transaction costs expected to be incurred that had not been recognized in McCormick’s historical unaudited condensed balance sheet as of May 31, 2017. The pro forma adjustment to reduce retained earnings by $23.7 million represents the after-tax effect of the $28.0 million of transaction costs.

(h)

The unaudited pro forma condensed combined balance sheet and income statements include pro forma adjustments to conform certain of the Food Business’ accounting policies with those of McCormick. Included in these adjustments is the reclassification of the Food Business’ deferred tax assets from Investments and other assets to Other long-term liabilities in the amount of $11.1 million as of May 31, 2017. Included in these adjustments is the reclassification of certain liabilities of the Food Business’ from Other accrued liabilities and other assets to Trade accounts payable in the amount of $8.8 million as of May 31, 2017. Included in these adjustments is the reclassification of the Food Business’ shipping and handling cost from Cost of goods sold to Selling, general and administrative expense in the amount of $21.3 million and $10.5 million for the fiscal year ended November 30, 2016 and the six months ended May 31, 2017, respectively. Also, included in these adjustments is the elimination of actuarial gains (losses) associated with the Food Business’ pension plan in the amount of $(1.0) million and $1.0 million for the fiscal year ended November 30, 2016 and the six months ended May 31, 2017, respectively (such pro forma adjustment is necessary to conform to McCormick’s use of the corridor approach with respect to recognition of its pension-related actuarial gains (losses)). Included in these adjustments is the reclassification of the Food Business’ pension cost, after the elimination of actuarial gains (losses), from Selling, general and administrative expense to Cost of goods sold in the amount of $2.9 million and $1.7 million for the fiscal year ended November 30, 2016 and the six months ended May 31, 2017, respectively.

(i)	The unaudited pro forma adjustments to Income taxes have been calculated using the applicable incremental statutory rates in effect during the respective periods. The estimate of pro forma adjustments to Income taxes, including deferred tax assets and liabilities, is preliminary and subject to change in McCormick’s final determination of the fair value of the assets acquired and liabilities assumed by jurisdiction.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges was 7.82 for the six months ended May 31, 2017 and 9.97, 8.95, 10.04, 8.67 and 9.28 for the fiscal years ended November 30, 2016, 2015, 2014, 2013 and 2012, respectively. For the purpose of this ratio, “earnings” consist of income from consolidated operations before income taxes, plus fixed charges (net of capitalized interest), amortization of capitalized interest and dividends from unconsolidated subsidiaries. “Fixed charges” consist of interest, whether expensed or capitalized (including amortization of debt discount), and that portion of rental expense that is representative of interest. You should read this information in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes we are offering supplements and, to the extent inconsistent, supersedes the description of the general terms of the debt securities set forth under the section entitled “Description of Debt Securities” in the accompanying prospectus. You should read the accompanying prospectus in conjunction with this prospectus supplement and any free writing prospectuses we provide to you. Because this is a summary, it does not contain all the information that may be important to you. You should also read the entire Indenture, including the definitions of terms, before you make any investment decision.

General

We are offering $     million aggregate principal amount of     % Notes due 20     (the “20     notes”), $     million aggregate principal amount of     % Notes due 20     (the “20     notes”), $     million aggregate principal amount of     % Notes due 20     (the “20     notes”) and $     million aggregate principal amount of     % Notes due 20     (the “20     notes” and, together with the 20     notes, the 20     notes and the 20     notes, the “notes”).

The 20     notes, the 20     notes, the 20     notes and the 20     notes will each be issued as a separate series of debt securities under the Indenture dated as of July 8, 2011, between us and U.S. Bank National Association, as Trustee. The Indenture is an exhibit to the registration statement of which the accompanying prospectus is a part. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may, without the consent of the holders of the notes, reopen this series of notes and issue additional notes on the same terms and conditions (except the public offering price, issue date and, if applicable, the initial interest payment date) and with the same CUSIP number as the notes being offered hereby.

The notes of each series will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are not guaranteed by any of our subsidiaries. The notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that debt and to all indebtedness for money borrowed and other liabilities of our subsidiaries and the Acquired Business after the Acquisition. Except as described below under “— Certain Covenants,” the Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notices or demands to or upon us with respect to the notes and the Indenture may be served and, in the event that notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency maintained by us for this purpose, currently the office of the Trustee, located at U.S. Bank, Global Corporate Trust Services, 111 Fillmore Ave E, St. Paul, Minnesota, 55107. All other notices and communications directed towards the Trustee should be addressed to 1021 East Cary Street, Suite 1850, Richmond, Virginia 23219, Attention: Becky D. Burton.

Maturity and Interest

The 20     notes will mature on             , 20    , the 20     notes will mature on             , 20     , the 20     notes will mature on             , 20     and the 20     notes will mature on             , 20     . The notes will not be subject to any sinking fund provision.

We will pay interest on the notes semi-annually in arrears on                  and                 of each year, commencing on                 , 2018, to the persons in whose names such notes are registered at the close of business on                  and                 of each year, or, as the case may be, immediately prior to such interest payment dates, regardless of whether any such regular record date is a business day. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, any redemption date, the maturity date or any other date on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other date, as the case may be.

Special Mandatory Redemption

If the closing of the Acquisition has not occurred on or prior to (i) April 18, 2018, or (ii) if, prior to such date, the Acquisition Agreement is terminated (each, a “special mandatory redemption event”), we will be obligated to redeem all of the notes on the special mandatory redemption date (as defined below) at a redemption price (the “special mandatory redemption price”) equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. Upon the occurrence of a special mandatory redemption event, we will promptly (but in no event later than 5 business days following such special mandatory redemption event) cause notice to be delivered electronically or mailed, with a copy to the trustee, to each holder at its registered address (such date of notification to the holders, the “special mandatory redemption notice date”). The notice will inform holders that the notes will be redeemed on the redemption date set forth in such notice, which will be no earlier than three business days and no later than 30 days from the special mandatory redemption notice date (such date, the “special mandatory redemption date”), and that all of the outstanding notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the holders of the notes. At or prior to 12:00 p.m., New York City time, on the business day immediately preceding the special mandatory redemption date, we will deposit with the trustee funds sufficient to pay the special mandatory redemption price for the notes. If such deposit is made as provided above, the notes will cease to bear interest on and after the special mandatory redemption date.

There is no escrow account for, or security interest in, the proceeds of the offering for the benefit of the holders of the notes. Upon the occurrence of the closing of the Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply. See “Risk Factors—Risk Factors Relating to this Notes Offering and Our Notes.”

Special Optional Redemption

We will have the right to redeem the notes, in whole but not in part, at any time before April 18, 2018, at a redemption price (the “special optional redemption price”) equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the notes being redeemed to, but excluding, the date of such redemption, if we determine, in our judgment, the Acquisition will not be consummated on or before April 18, 2018. If we exercise the special optional redemption right, we will cause notice to be delivered electronically or mailed, with a copy to the trustee, to each holder at its registered address (such date of notification to the holders, the “special optional redemption notice date”). The notice will inform holders that the notes will be redeemed on the redemption date set forth in such notice, which will be no earlier than three business days and no later than 30 days from the special optional redemption notice date (such date, the “special optional redemption date”), and that all of the outstanding notes will be redeemed at the special optional redemption price on the special optional redemption date automatically and without any further action by the holders of the notes. At or prior to 12:00 p.m., New York City time, on the business day immediately preceding the special optional redemption date, we will deposit with the trustee funds sufficient to pay the special optional redemption price for the notes. If such deposit is made as provided above, the notes will cease to bear interest on and after the special optional redemption date.

Upon the occurrence of the closing of the Acquisition, the foregoing provisions regarding the Special Optional Redemption will cease to apply.

Optional Redemption

Prior to the applicable Par Call Date, we may redeem any of the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed, and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to the applicable Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, in the case of the 20 notes, basis points, in the case of the 20 notes, basis points, in the case of the 20 notes and basis points, in the case of the 20 notes, plus, in either case, accrued and unpaid interest thereon to the date of redemption.

On or after the applicable Par Call Date, we may redeem such notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

“Treasury Rate” means, with respect to any redemption date,

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming the notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, SunTrust Robinson Humphrey, Inc. or Wells Fargo Securities, LLC or any of their respective successors, or if any such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with us.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Par Call Date” means             , 20     (             months prior to their maturity date), in the case of the 20     notes,             , 20     (                 months prior to their maturity date), in the case of the 20     notes,             , 20     (             months prior to their maturity date), in the case of the 20     notes, and             , 20     (             months prior to their maturity date), and in the case of the 20     notes.

“Reference Treasury Dealer” means each of (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated; (2) Credit Suisse Securities (USA) LLC; (3) Wells Fargo Securities, LLC; (4) a Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc., and their respective successors and affiliates and (5) one other primary U.S. Government securities dealer in the City of New York (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed by first class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Change of Control Redemption

If a Change of Control Triggering Event occurs, unless we have redeemed the certain notes as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will send notice of such Change of Control Offer (the “Change of Control Offer Notice”) by first-class mail, with a copy to the Trustee, to each holder of notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of The Depository Trust Company (the “Depositary”) with a copy to the Trustee, with the following information:

•	that the Change of Control Offer is being made pursuant to the provisions of the Indenture and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by us;

•	the date of the Change of Control Triggering Event;

•	the date, which will be no earlier than 30 days and no later than 60 days after the date the Change of Control Offer Notice is mailed, by which we must purchase the notes (the “Change of Control Payment Date”);

•	the price that we must pay for the notes we are obligated to purchase;

•	the name and address of the Trustee;

•	that any note not properly tendered will remain outstanding and continue to accrue interest;

•	that unless we default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

•	the procedures for surrendering notes for payment; and

•	the procedures by which a holder may withdraw such a tender after it is given.

We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the Trustee or a paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of us and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase our notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of us and our subsidiaries taken as a whole to another person may be uncertain.

We will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in payment of the purchase price payable for the notes upon a Change of Control Triggering Event. Current and future agreements relating to indebtedness to which we and our subsidiaries are, and may become, party may restrict us from purchasing notes upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such a prohibition. If we do not obtain such consent or refinance such borrowings, purchasing the notes could lead to a default under such borrowings. In addition, certain indebtedness to which we and our subsidiaries are party currently provide, and may in the future also provide, that certain change of control events with respect to us would constitute a default thereunder (including events that would constitute a Change of Control Triggering Event under the notes). If we experience a change of control that triggers a default under the terms of our or our subsidiaries’ other indebtedness, we could seek a waiver of such default or seek to refinance such other indebtedness. In the event we do not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable.

Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required purchases. The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, re-financings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could affect our capital structure or credit ratings.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (subject to the exclusions from beneficial ownership as set forth in our Restatement of Charter (“Charter”)), directly or indirectly, of more than 50% of the combined voting power of all of our capital stock after giving effect to the automatic conversion of Common Stock Non-Voting into Common Stock as provided in our Charter; or (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc.

Under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” a board of directors may approve for purposes of such definition, a slate of shareholder-nominated directors without endorsing them, while simultaneously recommending and endorsing its own slate. We believe that this interpretation permits McCormick’s Board of Directors to approve a slate of directors that includes a majority of dissident directors nominated pursuant to a proxy contest and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger the holder’s right to require McCormick to repurchase its notes as described above.

Certain Covenants

The following covenants apply to us and to certain of our Restricted Subsidiaries.

Limitations on Liens

We will not, and will not permit any Restricted Subsidiary to create, assume or suffer to exist any mortgage, security interest, pledge or lien (“Lien”) of or upon any Principal Property, or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without providing that the notes shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured.

This restriction does not apply to:

•	Liens that exist on the date of the Indenture;

•	Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

•	Liens in favor of us or any Subsidiary;

•	Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

•	Liens on property existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within 180 days from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by us or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located;

•	mechanics’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

•	Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

•	Liens arising from any legal proceedings that are being contested in good faith;

•	any Liens that (a) are incidental to the ordinary conduct of our business or the ownership of our properties and assets, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of our property or the property of any Subsidiary or materially impair the use thereof in the operation of its business;

•	Liens securing industrial development or pollution control bonds; and

•	Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing.

Limitations on Sale and Leaseback

Except as described below under “—Exempted Indebtedness,” we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by us or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by us or a Restricted Subsidiary to such Person unless either:

•	we or such Restricted Subsidiary would be entitled, pursuant to the fifth and eleventh clauses of the covenant described under “—Limitations on Liens” above, to incur a Lien on such property without equally and ratably securing the notes; or

•	the net proceeds of such sale are at least equal to the fair value of such property and we will apply an amount equal to the net proceeds of such sale to the retirement (other than any mandatory retirement or payment at maturity) of (a) Debt Securities (other than any retirement prohibited by the terms of any Debt Securities pursuant to prohibitions on advance refundings) or (b) our or a Restricted Subsidiary’s Funded Debt ranking prior to or on a parity with the notes, within 120 days of the effective date of any such arrangement.

Exempted Indebtedness

Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, we or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money of McCormick and its Restricted Subsidiaries incurred after the date of the Indenture and secured by Liens not otherwise permitted as set forth above plus the Attributable Debt in respect of such sale and leaseback transactions entered into by McCormick and its Restricted Subsidiaries after the date of the Indenture not otherwise permitted as set forth above does not exceed 15% of Consolidated Net Tangible Assets.

Merger and Consolidation

We covenant that we will not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any Person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless, among other things:

•	the successor Person is McCormick or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the notes and under the Indenture,

•	immediately after giving effect to such transaction, McCormick or the successor Person would not be in default under the Indenture, and

•	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of McCormick would become subject to a Lien that would not be permitted by the Indenture, we or such successor Person takes such steps as are necessary effectively to secure the notes equally and ratably with (or, at our option, prior to) all indebtedness secured thereby.

Except as described above, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the notes.

In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the notes. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Definitions

“Attributable Debt” with respect to any sale leaseback transaction that is subject to the restrictions described under “Certain Covenants—Limitation On Sale and Leaseback” means the lesser of:

•	the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the notes (as defined in the Indenture) under the Indenture, compounded semi-annually, or

•	the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining base term of the related lease and the denominator of which is the base term of such lease.

“Consolidated Net Tangible Assets” means the total assets of McCormick and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

•	current liabilities of McCormick and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

•	all other liabilities of McCormick and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans other than pensions recognized in accordance with Accounting Standards Codification No. 715-60;

•	all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of McCormick and its consolidated subsidiaries;

•	the book amount of all segregated intangible assets of McCormick and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

•	appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles.

“Funded Debt” means any indebtedness of McCormick or a Restricted Subsidiary (other than inter-company debt that is eliminated in consolidation) for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse, together with the land upon which it is erected and any fixtures and equipment comprising a part thereof, owned by us or any Restricted Subsidiary and located in the United States, the book value (net of depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing or processing plant or warehouse or any portion thereof or any such fixture or equipment (together with the land upon which it is erected and any fixtures and equipment comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of our board of directors, is not of material importance to the total business conducted by McCormick and its Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Subsidiary” means each corporation of which McCormick, or McCormick and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Events of Default

The notes are subject to the events of default described under the section entitled “Description of Debt Securities—Events of Default” in the accompanying prospectus.

Satisfaction, Discharge and Defeasance Provisions

The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all notes when:

•	either (a) all notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid) have been delivered to the Trustee for cancellation, or (b) with respect to all notes not theretofore delivered to the Trustee for cancellation, we have deposited or caused to be deposited with the Trustee funds or Government Obligations (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

•	we have paid all other sums payable by us under the Indenture;

•	we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture have been complied with; and

•	if the notes are not due and payable within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, we have delivered to the Trustee an opinion of counsel based on the fact that (x) we have received from, or there has been published by, the Internal Revenue Service (“IRS”) a ruling or (y), since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Covenant Defeasance

The terms of the notes provide that we need not comply with certain restrictive covenants of the Indenture (including those described above under “—Certain Covenants”) if, among other things:

•	we deposit in trust with the Trustee money or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the notes when due; and

•	we deliver to the Trustee an opinion of counsel to the effect that the holders of notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred.

Modification and Waiver

The notes are subject to provisions allowing, under some conditions, the modification or amendment of the Indenture or waiver of our compliance with some provisions of the Indenture, as described under the section entitled “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus.

Book Entry

The notes will be issued in the form of one or more fully registered global securities (each a “Global Security”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee. We will not issue notes in certificated form except in certain circumstances. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary (the “Depositary Participants”). Investors may elect to hold interests in the Global Securities through either the Depositary (in the United States), or Clearstream Banking Luxembourg (“Clearstream Luxembourg”) or Euroclear (in Europe) if they are participants in those systems, or, indirectly through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and JP Morgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”). Beneficial interests in the Global Securities will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the Global Securities may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us and the underwriters that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (which may include the underwriters of the notes), banks, trust companies, clearing corporations and certain other organizations. The Depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary’s book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the Securities and Exchange Commission (the “Commission”).

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations, known as Clearstream Luxembourg participants, and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream

Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the notes or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to the cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V. or the “Euroclear operator” under contract with Euroclear plc, a U.K. corporation. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the notes.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Financial Services and Markets Authority (Autorité des services et marchés financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. Depositary for Euroclear.

If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the entire Global Security representing such notes. In this case, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of notes represented by such Global Security equal in principal amount to such beneficial interest and to have such notes registered in its name.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream Luxembourg and within Euroclear and between Clearstream Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the notes among Clearstream Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Depositary Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Luxembourg participants or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of the notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a Depositary Participant will be received with value on the business day of settlement in the Depositary but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Same-Day Funds Settlement System and Payment

We will make all payments of principal and interest in immediately available funds.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by beneficial owners of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions all as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The discussion applies only to beneficial owners who acquire the notes in this notes offering at the initial offering price and who will hold the notes as capital assets within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders of the notes in light of their particular circumstances or to holders subject to special rules (such as broker-dealers, banks or other financial institutions, insurance companies, entities or arrangements taxed as partnerships or partners therein, persons subject to the alternative minimum tax, tax-exempt organizations, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, certain U.S. expatriates and persons who hold the notes as part of a straddle, hedging, conversion or other integrated transaction). This summary addresses only U.S. federal income tax consequences, and does not address the effects of any state, local or non-U.S. tax laws or the Medicare tax on certain investment income. Prospective holders should consult their tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the notes.

For purposes of the following discussion, a “U.S. holder” is a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual citizen or resident alien of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia; or

•	otherwise subject to U.S. federal income taxation on a net income basis in respect of the note.

For purposes of the following discussion, a “non-U.S. holder” means a beneficial owner of a note that is an individual, corporation, foreign estate, or foreign trust that, in each case, is not a U.S. holder.

U.S. Holders

Payments of Interest

Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time accrued or received, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount (“OID”). In general, however, if the Notes are issued with more than de minimis OID, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Taxable Disposition of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (except to the extent of accrued but unpaid interest not previously included in income, which will be taxable as such) and such holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the cost of the note to such holder. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if a U.S. holder has held the note for more than one year. Certain U.S. holders (including individuals) are eligible for a preferred rate of tax in respect of long-term capital gain. The deductibility of capital losses by U.S. holders is subject to limitations.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” U.S. federal income or withholding tax generally will not apply to any payment of interest on a note to a non-U.S. holder if the interest qualifies for the “portfolio interest exemption.” The portfolio interest exemption generally will be met if the non-U.S. holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	is not a controlled foreign corporation that is related to us through stock ownership within the meaning of the Code; and

•	either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person, on an IRS Form W-8BEN or W-8BEN-E, as applicable, or successor form, or (b) holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the portfolio interest exemption requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or successor form, claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty.

Taxable Disposition of Notes. Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” U.S. federal income or withholding tax generally will not apply to any gain that a non-U.S. holder realizes on the sale, exchange, redemption, retirement or other taxable disposition of a note unless the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition and other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal and interest made on the notes to, and to the proceeds of the sale of the notes within the United States by, certain U.S. holders. Backup withholding at the applicable rate will apply to these payments if such a U.S. holder (i) fails to provide an accurate taxpayer identification number in the manner required or (ii) is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns.

Information returns will be filed with the IRS in connection with payments on the notes made to, and may be filed in connection with the receipt of proceeds from the sale or other disposition of the notes by, Non-U.S. holders. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of additional information reporting requirements and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Under U.S. tax rules commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. federal withholding tax will apply to payments of interest on a note (and starting on January 1, 2019, principal payments on the notes and payments of gross proceeds from the sale or other taxable disposition of the note), made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where either type of entity is acting as an intermediary) that fail to comply with certain information reporting obligations. For a non-U.S. financial institution to be FATCA compliant, it generally must enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with, or interests in, the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or must satisfy similar requirements under an intergovernmental agreement between the United States and another country (an “IGA”). These requirements may be modified by the adoption or implementation of a particular IGA or by future U.S. Treasury Regulations. In certain cases, the relevant non-U.S. financial institution or non-U.S. non-financial entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Notes.

If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their own tax advisors regarding these rules and whether it may be relevant to their purchase, ownership and disposition of the notes.

Investors should consult their tax advisors concerning the applicability of the above tax consequences to their particular situations, including the necessity of satisfying various certification requirements, and concerning the applicability of other taxes, such as alternative minimum, gift or estate taxes and state, local and non-U.S. taxes.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal amount of 20 Notes	Principal amount of 20 Notes	Principal amount of 20 Notes	Principal amount of 20 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
Credit Suisse Securities (USA) LLC
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
U.S. Bancorp Investments, Inc.

Total	$	$	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this notes offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discount

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of     % of the principal amount of the 20    notes,     % of the principal amount of the 20    notes,     % of the principal amount of the 20    notes and     % of the principal amount of the 20    notes. In addition, the underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the 20    notes,     % of the principal amount of the 20    notes,     % of the principal amount of the 20    notes and     % of the principal amount of the 20    notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $7.0 million and are payable by us. The underwriters have agreed to reimburse us for certain documented expenses incurred in connection with this offering.

It is expected that delivery of the notes in this offering will be made against payment therefor by purchasers in this offering on or about                 , 2017, which is the second business day following the pricing date of the notes (such settlement cycle being referred to as T+2). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers will be expected to pay for their notes within two business days of the pricing date.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

An affiliate of Credit Suisse Securities (USA) LLC acted as our financial adviser in connection with the Acquisition. Certain of the underwriters in this offering also acted as underwriters in the Equity Offering. Some of the underwriters and their respective affiliates are or will be lenders under the Bridge Loan Commitment, the Bridge Facility and the Term Loans, and funding of the Acquisition with the proceeds of this notes offering will result in the reduction of the lenders’ obligations under the Bridge Loan Commitment.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

European Economic Area

In relation to each member state of the European Economic Area, no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005,

as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries appearing in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2016 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated’s internal control over financial reporting as of November 30, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INDEPENDENT ACCOUNTANTS

The audited combined historical financial statements of the Food Business included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2017 have been incorporated herein by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for McCormick by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and with respect to Maryland law, by DLA Piper LLP (US), Baltimore, Maryland, and for the underwriters by Shearman & Sterling LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available to the public from the Commission’s web site at www.sec.gov. Our Commission filings are also available through our website at www.mccormickcorporation.com. Information on or connected to our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement that we have filed with the Commission. The Commission allows us to “incorporate by reference” into this prospectus supplement information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion or termination of the offering (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this prospectus):

•	our Annual Report on Form 10 K for the year ended November 30, 2016 (including the portions of our definitive proxy statement for our 2017 annual meeting of shareholders incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q, for the quarterly periods ended February 28, 2017 and May 31, 2017; and

•	our Current Reports on Form 8-K, filed on January 10, 2017, January 24, 2017, April 3, 2017, May 24, 2017, July 19, 2017 and August 7, 2017.

You may obtain a copy of these filings at no cost, by contacting us at any of the following:

McCormick & Company, Incorporated

Attn: Office of the Treasurer

18 Loveton Circle, P.O. Box 6000

Sparks, Maryland 21152

Proxy materials: (800) 579-1639

Other materials: (800) 424-5855, (410) 771-7537

ir.mccormick.com

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus which we deliver to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information provided by this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or in any free writing prospectus that we may authorize or provide to you is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates. The notes are being offered and sold only in jurisdictions where offers and sales are permitted.

PROSPECTUS

McCormick & Company, Incorporated

Common Stock

Common Stock Non-Voting

Debt Securities

We may offer and sell from time to time, together or separately, shares of our common stock, no par value (“Common Stock”), shares of our common stock non-voting, no par value (“Common Stock Non-Voting”, and together with the Common Stock, the “Equity Securities”) or debt securities described in this prospectus (“Debt Securities”, and together with the Equity Securities, the “Securities”). This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement will specify the terms of the Securities.

We may sell these Securities through agents designated from time to time, through underwriters or dealers or we may sell them directly ourselves. The names of the underwriters or agents will be set forth in the accompanying prospectus supplement.

The Common Stock is listed on the New York Stock Exchange under the ticker symbol “MKC-V” and the Common Stock Non-Voting is listed on the New York Stock Exchange under the ticker symbol “MKC”.

See “Risk Factors” on page 4 herein and, if applicable, in the accompanying prospectus supplement for risks relating to an investment in our Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 7, 2017

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this process, we may offer and sell any combination of the Securities described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representations concerning the Securities we may offer except those which are in this prospectus, the prospectus supplement which is delivered with this prospectus, any document incorporated by reference into this prospectus or such prospectus supplement, or any free writing prospectus that we may authorize or provide to you. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy Securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of Securities, as an indication that there has been no change in our affairs since the date of this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the Commission’s rules and regulations. For further information, we refer you to the information under the heading “Where You Can Find More Information and Incorporation by Reference.”

This prospectus provides you with a general description of the Securities we may offer. Each time we sell any of the Securities, we will provide a prospectus supplement and/or a free writing prospectus that will contain specific information about the terms of that offering and the securities being offered. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

When we refer to “McCormick,” “we,” “us” or “our” in this prospectus, we mean McCormick & Company, Incorporated and its subsidiaries or, as the context may require, McCormick & Company, Incorporated only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

Forward-looking statements include, but are not limited to, statements concerning our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, the Acquisition (as defined herein) and the timing and financing thereof, the ability to obtain regulatory approvals and meet other closing conditions for the Acquisition, certain transition services expected to be received in connection with the Acquisition and our ability to realize anticipated cost savings and other benefits from the Acquisition and to recover Acquisition-related costs, and similar matters.

These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements.

In some cases, you can identify forward-looking statements by our use of forward-looking words such as “may,” “will,” “would,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “project,” “potential” or “intend.” You should be aware that these statements are based on our views, expectations and assumptions at the time. Actual events or results may differ substantially.

Important factors that could cause our actual results to be materially different from our forward-looking statements include:

•	damage to our reputation or brand name, loss of brand relevance;

•	increased use of private label or other competitive products;

•	product quality, labeling or safety concerns;

•	negative publicity about our products;

•	business interruptions due to natural disasters or unexpected events;

•	actions by, and the financial condition of, competitors and customers;

•	our ability to achieve expected and/or needed cost savings or margin improvements;

•	negative employee relations;

•	increased consolidation of our customers and the broader industry could present a challenge to margin growth and profitability;

•	issues affecting our supply chain and raw materials, including fluctuations in the cost and availability of raw and packaging materials;

•	governmental regulation, and changes in legal and regulatory requirements and enforcement practices;

•	global economic and financial conditions generally, including the availability of financing, and interest and inflation rates;

•	the investment return on retirement plan assets, and the costs associated with pension obligations;

•	foreign currency fluctuations;

•	the stability of credit and capital markets;

•	the impact that a downgrade in our credit ratings may have on our business;

•	risks associated with our information technology systems, and the threat of data breaches and cyber attacks

•	fundamental changes in tax law;

•	volatility in our effective tax rate;

•	climate change;

•	infringement of our intellectual property rights, and those of customers;

•	litigation, legal and administrative proceedings;

•	the lack of successful acquisition and integration of new businesses, including issues or delays in the successful integration of the Acquired Business’ operations, systems and personnel with those of McCormick, including incurring or experiencing unanticipated costs, liabilities and/or delays or difficulties;

•	risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals;

•	failure to retain key management and employees of the Acquired Business;

•	difficulties or delays in the successful transition of the Acquired Business’ information technology systems to those of McCormick;

•	future levels of revenues being lower than expected and costs being higher than expected;

•	failure or inability to implement growth strategies in a timely manner;

•	unfavorable reaction to the Acquisition by customers, competitors, suppliers and employees; and

•	other factors discussed in this prospectus or any prospectus supplement and the documents incorporated by reference herein or therein under the caption “Risk Factors.”

We caution you that any forward-looking statements made by us are not guarantees of future performance. You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, any free-writing prospectus, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

RISK FACTORS

An investment in the Securities involves a high degree of risk. We urge you to carefully consider the risks identified in documents incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the Securities, before making an investment decision, including those risks identified under “Risk Factors” in our annual report on Form 10-K for the year ended November 30, 2016, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. Additional risks, including those that related to any particular Securities we offer, may be included in the applicable prospectus supplement, any document incorporated by reference into this prospectus or such prospectus supplement or any free writing prospectus that we may authorize or provide to you.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of the Securities could decline due to any of these risks.

OUR COMPANY

We are a global leader in flavor, with the manufacturing, marketing and distribution of spices, seasoning mixes, condiments and other flavorful products to the entire food industry. Customers range from retailers and food manufacturers to food service businesses. Our major sales, distribution and production facilities are located in North America, Europe and China. Additional facilities are based in Australia, Mexico, India, Singapore, Central America, Thailand and South Africa. In fiscal year 2016, 42% of our sales were generated in foreign countries.

We sell to retailers, including grocery, mass merchandise, warehouse clubs, discount and drug stores, as well as food manufacturers and the foodservice industry (both directly and through distributors) under the McCormick® brand and a variety of brands around the world, including Lawry’s®, Zatarain’s®, Simply Asia®, Thai Kitchen®, Ducros®, Vahiné®, Schwartz®, Club House®, Kamis®, Kohinoor®, DaQiao®, Drogheria & Alimentari®, Stubb’s®, OLD BAY®, Kitchen Basics®, Gourmet Garden®, Brand Aromatics™ and Giotti™.

As of November 30, 2016, we had a worldwide workforce of approximately 10,500 full-time employees. Our principal executive offices are located at 18 Loveton Circle, Sparks, Maryland 21152 (telephone: 410-771-7301).

On July 18, 2017, we entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with The R.T. French’s Food Group Limited, a private limited company incorporated in England and Wales, Reckitt Benckiser LLC, a Delaware limited liability company (together with The R.T. French’s Food Group Limited, the “Sellers”), and Reckitt Benckiser Group plc (“Sellers’ Parent”). Pursuant to the terms and conditions of the Agreement, at the closing, we will acquire 100% of the outstanding equity interests of each of (i) The French’s Food Company LLC, a Delaware limited liability company (“French’s US”), (ii) The French’s Food Company, Inc., a Canadian corporation (“French’s Canada”), (iii) The R.T. French’s Food Company Limited, a private limited company incorporated in England and Wales (“French’s UK”), and (iv) Tiger’s Milk LLC, a Delaware limited liability company (“Tiger’s Milk”, and together with French’s US, French’s Canada and French’s UK, the “Acquired Business”), which we refer to as the “Acquisition.” The aggregate purchase price payable by us is $4.2 billion in cash, subject to customary purchase price adjustments related to the amount of the Acquired Business’s cash, debt, net working capital, and transaction expenses as described in the Acquisition Agreement.

The Acquisition Agreement contains customary representations, warranties, and covenants of the Sellers, Seller’s Parent, and us. From the date of the Acquisition Agreement until the closing of the transaction, the Sellers are required to operate the Acquired Business’s business in the ordinary course and to comply with certain covenants regarding the operation of the business. The obligations of the Sellers under the Acquisition Agreement are guaranteed by the Seller’s Parent. The closing of the transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Acquisition Agreement also contains certain rights to terminate the agreement prior to the closing, including the right of either McCormick or the Sellers to terminate the transaction (i) if the closing has not occurred on or before 5:00 p.m. New York City time on January 18, 2018 (subject to certain extension rights), (ii) if closing would violate a final, non-appealable order of a governmental authority having competent jurisdiction, (iii) in the event of certain material breaches of the Acquisition Agreement by the other party or parties, as applicable, and a right of the Sellers to terminate in specified circumstances if all of the closing conditions are satisfied or are reasonably capable of being satisfied and McCormick has failed to consummate the Acquisition. We have agreed to pay Sellers a termination fee of $210 million upon termination of the Acquisition Agreement under specified circumstances relating to the failure to obtain antitrust clearance or a breach by us of our antitrust efforts covenant. Our obligation to consummate the transaction is not subject to any condition related to the availability of financing.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges was 7.82 for the six months ended May 31, 2017 and 9.97, 8.95, 10.04, 8.67 and 9.28 for the fiscal years ended November 30, 2016, 2015, 2014, 2013 and 2012, respectively. For the purpose of this ratio, “earnings” consist of income from consolidated operations before income taxes, plus fixed charges (net of capitalized interest), amortization of capitalized interest and dividends from unconsolidated subsidiaries. “Fixed charges” consist of interest, whether expensed or capitalized (including amortization of debt discount), and that portion of rental expense that is representative of interest. You should read this information in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Securities under this prospectus for general corporate purposes, including refinancing existing indebtedness, future acquisitions, capital expenditures and working capital. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

DESCRIPTION OF EQUITY SECURITIES

The description below summarizes the general terms of the Equity Securities to which any prospectus supplement may relate. This section is a summary, and it does not describe every aspect of the Equity Securities. This summary is subject to and qualified in its entirety by reference to the provisions of our Certificate of Incorporation, as amended and restated (the “Charter”), and our Amended and Restated By-Laws (the “By-Laws”), each as may be amended from time to time. See “Where You Can Find More Information.”

General

We have two classes of common stock:

•	common stock, without par value (“Common Stock”), of which 320,000,000 shares are authorized; and

•	common stock non-voting, without par value (“Common Stock Non-Voting”), of which 320,000,000 shares are authorized.

As of May 31, 2017, there were 11,208,140 shares of our Common Stock outstanding and 113,389,116 shares of our Common Stock Non-Voting outstanding.

Holders of Common Stock have full voting rights, except that:

•	the voting rights of persons who are deemed by the board of directors to own, directly or indirectly, beneficially 10% or more of the outstanding shares of Common Stock (a “Substantial Stockholder”) are limited to 10% of the votes entitled to be cast by all holders of shares of Common Stock regardless of how many shares in excess of 10% are held by such person;

•	we have the right to redeem, at any time, any or all shares of Common Stock and Common Stock Non-Voting beneficially owned by any Substantial Stockholder, unless such person acquires more than 90% of the then outstanding shares of each class of our common stock; and

•	at such time as a Substantial Stockholder beneficially owns shares of Common Stock which entitle such Substantial Stockholder to cast more than 50% of the votes entitled to be cast by the holders of outstanding shares of Common Stock (taking into account the vote limitation on Substantial Stockholders described above), automatically, on a share-for-share basis, all shares of Common Stock Non-Voting will convert into shares of Common Stock.

Any amendment, alteration, change or repeal of the foregoing provisions, in addition to any other vote or approval required under the Charter or applicable law, requires:

•	the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all of the then outstanding shares of Common Stock, voting as a single class, and

•	the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Non-Voting, voting as a separate class.

Except as set forth above, holders of Common Stock are entitled to one vote per share of Common Stock on all matters to be voted upon by the stockholders. Any shares beneficially owned by a Substantial Stockholder in excess of 10% of outstanding shares of Common Stock that are subject to the Substantial Stockholder vote limitation described above are excluded from the total number of shares of Common Stock outstanding for the purposes of (i) establishing a quorum and (ii) determining the proportion of Common Stock required to approve a matter.

Each share of Common Stock Non-Voting has exactly the same rights, terms and conditions as each share of Common Stock, except that holders of shares of Common Stock Non-Voting have no voting rights, except with respect to:

•	a consolidation of the Company with another corporation;

•	a merger of the Company into another corporation;

•	a merger of the Company where the Company is the surviving corporation but the capital stock of the Company is converted into other securities or property;

•	a participation by the Company in a statutory share exchange whereby the capital stock of the Company is converted into other securities or property;

•	a dissolution of the Company;

•	a sale of all or substantially all of the assets of the Company not in the ordinary course of business; and

•	any amendment of the Charter repealing the right of the Common Stock Non-Voting to vote on any of the foregoing matters.

On matters on which holders of Common Stock Non-Voting are entitled to vote, holders of Common Stock Non-Voting are entitled to one vote per share of Common Stock Non-Voting on all such matters. As to any matter on which holders of Common Stock Non-Voting and Common Stock are entitled to vote, the Common Stock Non-Voting shall vote separately as one class, and the Common Stock shall vote separately as another class.

The voting rights of holders of Common Stock Non-Voting cannot be repealed except by:

•	the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock Non-Voting, voting separately as one class, and

•	the affirmative vote of the holders of a majority of the total number of votes entitled to be cast by the holders of all the outstanding shares of the Common Stock (taking into account the vote limitation on Substantial Stockholders described above), voting separately as another class.

The provisions of the Charter providing that the Common Stock and the Common Stock Non-Voting vote as separate classes cannot be amended, altered, changed or repealed except by:

•	the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all the then outstanding shares of Common Stock (taking into account the vote limitation on Substantial Stockholders described above), voting separately as one class, and

•	the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Non-Voting, voting separately as another class.

Except as set forth above, holders of the Equity Securities, solely by virtue of their holdings, do not have conversion rights or preemptive rights to subscribe for or purchase any shares of any class, or to any security convertible into shares of stock of the Company, which we may issue in the future.

The Company may, but is not obligated to, allow shareholders to exchange shares of Common Stock for shares of Common Stock Non-Voting on a one-for-one basis. However, we generally do not issue shares of Common Stock in exchange for shares of Common Stock Non-Voting. In certain circumstances, we issue shares of Common Stock in exchange for shares of Common Stock Non-Voting, or issue shares of Common Stock Non-Voting in exchange for shares of Common Stock, typically, in connection with the administration of our employee benefit plans, executive compensation programs and dividend reinvestment/direct purchase plans. Holders who choose to exchange their shares will not receive any consideration for such exchanges, other than shares of Common Stock Non-Voting or Common Stock, as applicable.

Both classes of our common stock are entitled to dividends that may be declared by the board of directors from time to time out of the surplus or profits of the Company, after providing for dividends on preferred stock.

The Maryland General Corporation Law, or the “MGCL,” provides that our stockholders are generally not obligated to us or our creditors with respect to our stock, except to the extent that the subscription price or other agreed upon consideration has not been paid.

Upon any liquidation, dissolution or winding up of the Company, the holders of both classes of stock shall be entitled to receive, share for share with the other holders of shares of Common Stock and Common Stock Non-Voting on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock outstanding, if any.

Listing

The Common Stock is listed on the New York Stock Exchange under the ticker symbol “MKC-V” and the Common Stock Non-Voting is listed on the New York Stock Exchange under the ticker symbol “MKC”.

Transfer Agent and Registrar

The transfer agent and registrar for the Equity Securities is Wells Fargo Shareowner Services Incorporated.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summarizes certain material provisions of Maryland law and our Charter and By-Laws. Copies of our Charter and By-Laws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The MGCL and our Charter and By-Laws contain provisions that could make it difficult for a potential acquirer to acquire us and discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our By-Laws provide that the number of directors will be not less than six and not more than twenty (20). Our By-Laws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our By-Laws are amended by the board of directors, the number of directors may never be more than twenty (20). Our By-Laws currently provide that any vacancy caused by the death or resignation of a director or the removal of a director by the stockholders without appointing another director in his or her place may be filled by a majority of the remaining directors, and that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Our board of directors is not currently classified. However, it would be permissible under the MGCL for our board of directors to classify or declassify itself without stockholder approval.

The holders of Common Stock do not have cumulative voting rights in the election of directors.

Authorized but Unissued Capital Stock

The Charter provides that the board of directors may classify or reclassify any unissued stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices. Although we have no present intention of doing so, these actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock or in the amount of voting securities outstanding by at least 20%. If the approval of our stockholders is not required for the issuance of our common stock or preferred stock, our board of directors may determine not to seek stockholder approval.

Special Meetings of Stockholders

Our By-Laws provide that a special meeting may be called, for any purpose or purposes, by the chairman of the board of directors or the president or by a majority of the board of directors. In addition, our By-Laws provide that a special meeting shall be called by the secretary if the holders of not less than a majority of all the votes entitled to be cast on any issue proposed to be considered at such special meeting deliver to the secretary one or more written demands for a special meeting, describing the purpose or purposes for which the meeting is to be held and the matters proposed to be acted on at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Action by Stockholders

Under the MGCL, stockholders may take any action that may be taken at an annual or special meeting of the stockholders by unanimous written consent.

Dissolution

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange or engage in a similar transaction outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our Charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our By-laws require us to indemnify our directors and officers (and permit us to indemnify certain other parties) to the fullest extent permitted from time to time by Maryland law.

The MGCL requires a Maryland corporation to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity (unless its charter provides otherwise, which our Charter does not). The MGCL also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification (and then only for expenses). In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We also maintain for the benefit of our directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer. This insurance may afford protection for liabilities not subject to indemnification under our By-Laws and the MGCL.

Additionally, on March 26, 2014, we entered into indemnification agreements with each of our directors and executive officers, utilizing the standard form of indemnification agreement approved by the board of directors. The indemnification agreements require us to indemnify a director or an executive officer and to advance expenses on behalf of such director or executive officer to the fullest extent permitted by applicable law and establish the procedures by which a director or an executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director may be entitled under our Charter, By-Laws, and applicable law.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “Control Share Acquisition Act”) provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers of the corporation or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, but does not include the acquisition of shares, among others, (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share Acquisition Act or (iii) pursuant to a merger, consolidation or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the Charter or By-Laws of the corporation. We have not approved or exempted any individuals or transactions through such a provision.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as defined in the MGCL) or an affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. Thereafter, in addition to the vote required by the MGCL and the Charter, a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder (or its affiliate) with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In addition, Maryland’s business combination statute does not apply to a corporation that “opts out” of the business combination statute through a provision in its articles of incorporation. We have not elected to “opt out” of Maryland’s business combination statute through such a provision.

Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors, by provision in its charter or bylaws or a resolution of its board of directors, without obtaining stockholder approval and notwithstanding any contrary provision in the charter or bylaws, to elect to be governed by any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have not elected to be governed by these specific provisions, but we currently have more than three independent directors. Through provisions in our Charter and By-Laws unrelated to Subtitle 8, we already (a) vest in the board the exclusive power to fix the number of directorships and (b) allow stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our By-Laws currently provide that any vacancy caused by the death or resignation of a director or the removal of a director by the stockholders without appointing another director in his or her place may be filled by a majority of the remaining directors, and that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The Debt Securities are to be issued under the Indenture (the “Indenture”), dated as of July 8, 2011, between McCormick and U.S. Bank National Association, as trustee (the “Trustee”), a copy of which has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. We will include in a supplement to this prospectus and/or in a free writing prospectus or pricing supplement authorized by us, the specific terms of each series of Debt Securities being offered. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including any amendments or supplements we may enter into from time to time) and the Debt Securities. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

General

The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of McCormick.

Reference is hereby made to the prospectus supplement relating to the applicable series of Debt Securities for the terms of such Debt Securities, including where applicable:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities is payable;

•	the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for exchange and notices and demands to or upon McCormick in respect of the securities of that series and the Indenture may be served;

•	the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at the option of McCormick;

•	the obligation, if any, of McCormick to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•	any Events of Default and covenants of McCormick with respect to the securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

•	if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

•	if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of McCormick or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

•	if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).The Debt Securities may be issued in one or more series with the same or various maturities and will be issued only in full registered form without coupons.

The terms of the Debt Securities do not afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving McCormick that may adversely affect holders of the Debt Securities.

Transfer and Exchange

The Debt Securities of a series may be issued in either registered form (“Registered Securities”) or global form. See “Book-Entry Securities.” Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. (Section 3.5 of the Indenture). This is called an “exchange.”

You may transfer Registered Securities of a series and you may exchange Debt Securities of a series at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring Debt Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Security Registrar.” The Security Registrar also will perform transfers. (Section 3.5 of the Indenture).

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership. (Section 3.5 of the Indenture).

If we designate additional transfer agents, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all of the Debt Securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of the selection for redemption of such Registered Securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed. (Section 3.5 of the Indenture).

If the offered Debt Securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

In this “Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of Debt Securities.

Book-Entry Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of the Depositary’s nominee. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

Upon the issuance of Debt Securities by us represented by the Global Securities, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Securities to the accounts of participants. The accounts credited shall be initially designated by the underwriters or agents. If the Depositary is at any time unwilling or unable to continue as depositary, or if at any time there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities, we will issue Debt Securities in certificated form in exchange for the Global Securities. In addition, we may at any time determine not to have Debt Securities represented by the Global Securities, and, in such event will issue Debt Securities in certificated form in exchange for the Global Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in certificated form of Debt Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

Certain of Our Covenants

Limitations on Liens

Except as described below under “—Exempted Indebtedness”, we covenant that we will not, nor will we permit any Restricted Subsidiary to, create, assume or suffer to exist any mortgage, security interest, pledge or lien (“Lien”) of or upon any Principal Property or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, without providing that the Debt Securities shall be secured equally and ratably by such Lien with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured.

This restriction does not apply to:

•	Liens that exist on the date of the Indenture;

•	Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

•	Liens in favor of us or any Subsidiary;

•	Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

•	Liens on property existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement liens that are entered into within 180 days from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by us or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located;

•	mechanics’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

•	Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

•	Liens arising from any legal proceedings that are being contested in good faith;

•	any Liens that (a) are incidental to the ordinary conduct of our business or the ownership of our properties and assets, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of our property or the property of any Subsidiary or materially impair the use thereof in the operation of our business;

•	Liens securing industrial development or pollution control bonds; and

•	Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing. (Section 10.7 of the Indenture).

Limitation on Sale and Leaseback

Except as described below under “—Exempted Indebtedness,” we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by us or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by us or a Restricted Subsidiary to such Person unless either:

•	we or such Restricted Subsidiary would be entitled, pursuant to the fifth and eleventh clauses of the covenant described under “—Limitations on Liens” above, to incur a Lien on such property without equally and ratably securing the Debt Securities; or

•

the net proceeds of such sale are at least equal to the fair value of such property and we will apply an amount equal to the net proceeds of such sale to the retirement (other than any mandatory retirement or payment at maturity) of (a) Debt Securities (other than any retirement prohibited by the terms of any

Debt Securities pursuant to prohibitions on advance refundings) or (b) our or a Restricted Subsidiary’s Funded Debt ranking prior to or on a parity with the Debt Securities, within 120 days of the effective date of any such arrangement. (Section 10.8 of the Indenture).

Exempted Indebtedness

Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, we or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money of McCormick and its Restricted Subsidiaries incurred after the date of the Indenture and secured by Liens not otherwise permitted as set forth above plus the Attributable Debt in respect of such sale and leaseback transactions entered into by McCormick and its Restricted Subsidiaries after the date of the Indenture not otherwise permitted as set forth above does not exceed 15% of Consolidated Net Tangible Assets. (Sections 1.1, 10.7(b) and 10.8(b) of the Indenture).

Merger and Consolidation

We covenant that we will not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any Person (as defined in the Indenture) to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless, among other things:

•	the successor Person is McCormick or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the Debt Securities and under the Indenture,

•	immediately after giving effect to such transaction, McCormick or the successor Person would not be in default under the Indenture, and

•	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of McCormick would become subject to a Lien that would not be permitted by the Indenture, we or such successor Person takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or, at our option, prior to) all indebtedness secured thereby. (Section 8.1 of the Indenture).

Except as described above, the Indenture does not contain any provisions that would afford holders of the Debt Securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the Debt Securities.

In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the Debt Securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

An Event of Default with respect to the Debt Securities is defined in the Indenture as being:

(i)	default for 30 days in the payment of any installment of interest on the Debt Securities;

(ii)	default in the payment of any principal of the Debt Securities;

(iii)	default by McCormick in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the Debt Securities which shall not have been remedied for a period of 90 days after written notice of such default to McCormick by the Trustee or to McCormick and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities;

(iv)	certain events of bankruptcy, insolvency or reorganization of McCormick; or

(v)	any other Event of Default specified for a series in the applicable prospectus supplement. (Section 5.1 of the Indenture).

The Indenture provides that if an Event of Default under clause (i), (ii), (iii) or (v) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities may declare the principal of all the Debt Securities, together with any accrued interest, to be due and payable immediately. (Section 5.2 of the Indenture). If an Event of Default under clause (iv) above shall have occurred and be continuing, then the principal of all the Debt Securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a Debt Security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

In addition, prior to the declaration of the acceleration of the maturity of the Debt Securities, past defaults may be waived by the holders of a majority in principal amount of the Debt Securities, except a default in the payment of principal of or interest on any Debt Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each Debt Security. (Sections 5.2 and 5.13 of the Indenture).

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities. (Section 6.3 of the Indenture).

The Indenture also provides that the holders of a majority in principal amount of the Outstanding Securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.12 of the Indenture).

The Indenture contains a covenant that McCormick will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists. (Section 10.9 of the Indenture).

Definitions

“Attributable Debt” with respect to any sale leaseback transaction that is subject to the restrictions described under “Certain of our Covenants—Limitation On Sale and Leaseback” means the lesser of:

•	the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the Outstanding Securities (as defined in the Indenture) under the Indenture, compounded semi-annually, or

•	the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining base term of the related lease and the denominator of which is the base term of such lease.

“Consolidated Net Tangible Assets” means the total assets of McCormick and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

•	current liabilities of McCormick and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

•	all other liabilities of McCormick and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans other than pensions recognized in accordance with Accounting Standards Codification No. 715-60;

•	all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of McCormick and its consolidated subsidiaries;

•	the book amount of all segregated intangible assets of McCormick and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

•	appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles.

“Funded Debt” means any indebtedness of McCormick or a Restricted Subsidiary (other than inter-company debt that is eliminated in consolidation) for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse, together with the land upon which it is erected and any fixtures and equipment comprising a part thereof, owned by McCormick or any Restricted Subsidiary and located in the United States, the book value (net of depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing or processing plant or warehouse or any portion thereof or any such fixture or equipment (together with the land upon which it is erected and any fixtures and equipment comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Subsidiary” means each corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Satisfaction and Discharge

The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Debt Securities, as expressly provided for in the Indenture) as to all Debt Securities of any given series when:

•	either:

•	all Debt Securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

•	with respect to all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, McCormick has deposited or caused to be deposited with the Trustee funds or Government Obligations (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

•	McCormick has paid all other sums payable by it under the Indenture;

•	McCormick has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture have been complied with; and

•	if the Debt Securities of such series are not due and payable within one year of the date of such deposit, McCormick has delivered to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Article IV of the Indenture).

Covenant Defeasance

The terms of the Debt Securities provide that McCormick need not comply with certain restrictive covenants of the Indenture (including those described under “—Certain of our Covenants” above) if:

•	McCormick deposits in trust with the Trustee money or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Debt Securities when due; and

•	McCormick delivers to the Trustee an opinion of counsel to the effect that the holders of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. (Section 10.11 of the Indenture).

Modification and Waiver

Without the consent of any holder of the Debt Securities, McCormick and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not adversely affect the legal rights of any holder. (Section 9.1 of the Indenture).

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the particular series affected, McCormick and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security:

•	change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•	modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security. (Section 9.2 of the Indenture).

PLAN OF DISTRIBUTION

We may sell Securities to or through underwriters and also may sell Securities directly to other purchasers or through agents.

The distribution of the Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions.

Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities offered under the prospectus may be “underwriters” as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain liabilities.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries appearing in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2016 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated’s internal control over financial reporting as of November 30, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited combined historical financial statements of the Food Business included in McCormick & Company, Incorporated’s Current Report on Form 8-K dated August 7, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters in connection with the Securities, including the validity of the Debt Securities, will be passed upon for McCormick by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and for any agents or underwriters by Shearman & Sterling LLP, New York, New York. Certain legal matters as to Maryland law in connection with the Securities, including the validity of the Securities, will be passed upon for McCormick by DLA Piper LLP (US), Baltimore, Maryland.

WHERE YOU CAN FIND MORE INFORMATION AND

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available to the public from the Commission’s web site at www.sec.gov. Our Commission filings are also available through our website at www.mccormickcorporation.com. Information on or connected to our website does not constitute a part of this prospectus.

The Commission allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this prospectus):

•	our Annual Report on Form 10-K for the year ended November 30, 2016 (including the portions of our definitive proxy statement for our 2017 annual meeting of shareholders incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q, for the quarterly periods ended February 28, 2017 and May 31, 2017;

•	our Current Reports on Form 8-K, filed on January 10, 2017, January 24, 2017, April 3, 2017, May 24, 2017, July 19, 2017 and August 7, 2017;

•	the description of the Common Stock contained in our registration statement on Form 8-A dated August 30, 2001; and

•	the description of the Common Stock Non-Voting contained in our registration statement on Form 8-A dated April 26, 1999.

You may obtain a copy of these filings at no cost, by contacting us at any of the following:

McCormick & Company, Incorporated

Attn: Office of the Treasurer

18 Loveton Circle, P.O. Box 6000

Sparks, Maryland 21152

Proxy materials: (800) 579-1639

Other materials: (800) 424-5855, (410) 771-7537

ir.mccormick.com

This prospectus is part of a registration statement that we have filed with the Commission and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above.

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McCormick & Company, Incorporated

$                 % Notes due 20

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PROSPECTUS SUPPLEMENT

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                    , 2017